   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 2003.
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

AMR CORPORATION                                          AMERICAN AIRLINES, INC.
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)
   DELAWARE                                                     DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
  75-1825172                                                   13-1502798

                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                                 P.O. BOX 619616
                   DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616
                                 (817) 963-1234
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                           ---------------------------

           GARY F. KENNEDY, ESQ.                        JOHN T. CURRY, III, ESQ.
 SENIOR VICE PRESIDENT AND GENERAL COUNSEL                DEBEVOISE & PLIMPTON
              AMR CORPORATION                               919 THIRD AVENUE
              P.O. BOX 619616                           NEW YORK, NEW YORK 10022
DALLAS/FORT WORTH AIRPORT, TEXAS 75261-9616                  (212) 909-6000
              (817) 963-1234

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)

                                    COPY TO:
                           ROHAN S. WEERASINGHE, ESQ.
                               SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                           ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ===========================

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
                                                       PROPOSED MAXIMUM         AMOUNT OF
            TITLE OF EACH CLASS OF                       AGGREGATE            REGISTRATION
         SECURITIES TO BE REGISTERED                  OFFERING PRICE (1)         FEE (2)
------------------------------------------------------------------------------------------
Debt Securities of AMR Corporation(3)
------------------------------------------------------------------------------------------
Common Stock of AMR Corporation, par value
$1.00 per share(4)
------------------------------------------------------------------------------------------
Preferred Stock of AMR Corporation, without
par value(5)
------------------------------------------------------------------------------------------
Depositary Shares of AMR Corporation(6)
------------------------------------------------------------------------------------------
Warrants of AMR Corporation(7)
------------------------------------------------------------------------------------------
Stock Purchase Contracts of AMR Corporation(8)
------------------------------------------------------------------------------------------
Stock Purchase Units of AMR Corporation(9)
------------------------------------------------------------------------------------------
Guarantees of American Airlines, Inc.(10)
------------------------------------------------------------------------------------------
Debt Securities of American Airlines, Inc.(11)
------------------------------------------------------------------------------------------
Debt Warrants of American Airlines, Inc.(12)
------------------------------------------------------------------------------------------
Pass Through Certificates of American
Airlines, Inc.(13)
------------------------------------------------------------------------------------------
Guarantees of AMR Corporation(14)
------------------------------------------------------------------------------------------
Total                                               $3,000,000,000(15)(16)      $242,700
==========================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933. American Airlines,Inc. paid aggregate filing fees of $228,506 in connection with $1,628,137,000 of unsold securities registered under a Registration Statement
     (Registration No. 333-84292) filed on March 14, 2002, and AMR

     Corporation paid aggregate filing fees of $342,794 in connection with $1,100,000,000 of unsold securities registered under a Registration Statement (Registration No. 333-68211) filed on December 1, 1998.
     Pursuant to Rule 457(p) under the Securities Act of 1933, AMR Corporation and American Airlines, Inc. (the "Registrants") are offsetting $242,700 of the filing fees paid in connection with the Registrants' Registration Statements (Registration Nos. 333-84292 and 333-68211) against the filing fee of $242,700 currently due in connection with the filing of this Registration Statement. Accordingly, no filing fee is paid herewith.

(3) Subject to note (15) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by AMR Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

(4) Subject to note (15) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by AMR Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

(5) Subject to note (15) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by AMR Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Stock Purchase Contracts. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

(6) Subject to note (15) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event AMR Corporation elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(7) Subject to note (15) below, there is being registered hereunder an indeterminate amount and number of Warrants as may be sold from time to time by AMR Corporation representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities, property or assets. Warrants may be sold separately or with Debt Securities, Preferred Stock, Common Stock or other securities registered hereunder.

(8) Subject to note (15) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by AMR Corporation, representing rights to purchase Preferred Stock, Common Stock or other securities, property or assets.

(9) Subject to note (15) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units as may be sold from time to time by AMR Corporation, representing ownership of Stock Purchase Contracts and Debt Securities, undivided beneficial ownership interests in Debt Securities, Depositary Shares representing fractional interests in Debt Securities or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities.

(10) American Airlines, Inc. may guarantee the obligations of AMR Corporation with respect to one or more of the securities of AMR Corporation being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to any such guarantee by American Airlines, Inc.

(11) Subject to note (15) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by American Airlines, Inc., including sales upon the exercise of Debt Warrants. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

(12) Subject to note (15) below, there is being registered hereunder an indeterminate amount and number of Debt Warrants as may be sold from time to time by American Airlines, Inc. representing rights to purchase Debt Securities of American Airlines, Inc. Debt Warrants may be sold separately or with Debt Securities.

(13) Subject to note (15) below, there is being registered hereunder an indeterminate principal amount of Pass Through Certificates as may be sold from time to time by American Airlines, Inc.

(14) AMR Corporation may guarantee the obligations of American Airlines, Inc. with respect to one or more of the securities of American Airlines, Inc. being registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to any such guarantee by AMR Corporation.

(15) The Prospectuses included herein relate to $3,000,000,000 of securities. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants, and the exercise price of any Offered Securities issuable upon the exercise of Warrants. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(16) No separate consideration will be received for any Debt Securities, Preferred Stock, Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities.

                              -------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

This registration statement contains three separate prospectuses:

- The first prospectus relates to offerings by AMR Corporation of its Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units and any related American Airlines, Inc. Guarantees;

- The second prospectus relates to offerings by American Airlines, Inc. of its Debt Securities and Debt Warrants and any related AMR Corporation Guarantees; and

- The third prospectus relates to offerings by American Airlines, Inc. of its Pass Through Certificates and any related AMR Corporation Guarantees.

The information in this Prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2003

PROSPECTUS

                                 $3,000,000,000

                                 AMR CORPORATION

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants
                            Stock Purchase Contracts
                              Stock Purchase Units

     By this prospectus, we may offer from time to time up to $3,000,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in a prospectus supplement to this prospectus. A prospectus supplement may also change or update information contained in this prospectus.

     Before you invest in any of these securities, you should carefully read this prospectus, including the documents and other information we have referred to under the heading "Where You Can Find More Information", and the prospectus supplement relating to the specific issue of securities.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS           , 2003

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND THOSE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THE APPLICABLE DOCUMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
About This Prospectus.........................................................        1
Where You Can Find More Information...........................................        2
Special Note Regarding Forward-Looking Statements.............................        3
The Company...................................................................        3
Ratios of Earnings to Fixed Charges...........................................        4
Use of Proceeds...............................................................        5
Dividend Policy...............................................................        5
Description of Debt Securities................................................        6
Description of Capital Stock of AMR Corporation...............................       17
Description of Depositary Shares..............................................       20
Description of Warrants.......................................................       23
Description of Stock Purchase Contracts and Stock Purchase Units..............       26
Plan of Distribution..........................................................       27
Legal Opinions................................................................       28
Experts.......................................................................       28

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we and our subsidiary, American Airlines, Inc., filed jointly with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus from time to time using this prospectus together with a prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change information contained in this prospectus through one or more prospectus supplements to this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

     This prospectus does not contain all of the information set forth in the registration statement that we filed with the SEC or in the exhibits to that registration statement. For further information about AMR Corporation, American Airlines, Inc., or the securities, you should refer to that registration statement and its exhibits. Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the SEC relating to the securities can be obtained from the SEC, as described below under "Where You Can Find More Information".

     In this prospectus, references to "AMR", the "Company", "we", "us" and "our" refer to AMR Corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

     We and American Airlines, Inc. file annual, quarterly and special reports, proxy statements (in the case of AMR Corporation only) and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

     We "incorporate by reference" in this prospectus certain documents that we and American Airlines, Inc. file with the SEC, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

     - information that we and American Airlines, Inc. file later with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below and all documents that AMR or American Airlines, Inc. files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and until the offering of all the securities hereunder has been completed, other than current reports (or portions thereof) furnished under Items 9 or 12 of Form 8-K:

     - Annual Reports of AMR and of American Airlines, Inc. on Form 10-K for the year ended December 31, 2002;

     - Quarterly Reports of AMR and American Airlines, Inc. on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     - Current Reports of AMR on Form 8-K filed on January 22, 2003, April 1, 2003 (two Reports filed on this date), April 17, 2003 (Report with respect to labor matters), April 23, 2003, April 25, 2003, May 2, 2003, June 11, 2003, June 25, 2003, July 3, 2003 (8-K/A), July 16,
          2003, August 1, 2003, October 22, 2003 and October 24, 2003 (8-K/A);
          and

     - Current Reports of American Airlines, Inc. on Form 8-K filed on January 22, 2003, April 1, 2003 (two Reports filed on this date), April 17, 2003, April 23, 2003, April 25, 2003, June 12, 2003, June
          25, 2003, July 3, 2003 (8-K/A), July 16, 2003, August 1, 2003 and
          October 22, 2003.

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

          Corporate Secretary
          AMR Corporation
          P.O. Box 619616, Mail Drop 5675

          Dallas/Fort Worth Airport, Texas 75261-9616
          (817) 967-1254

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act which represent our expectations or beliefs concerning future events. When used in this prospectus and in documents incorporated herein by reference, the words "believes", "expects", "plans", "anticipates", and similar expressions are intended to identify forward-looking statements.

     Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the impact on us of the events of September 11, 2001 and of our results of operations for the past two years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured.

     All forward-looking statements in this prospectus and the documents incorporated by reference are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations.

     The following factors, in addition to those discussed under the caption "Risk Factors" in each prospectus supplement and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: the uncertain financial and business environment we face, the struggling economy, high fuel prices and the availability of fuel, the residual effects of the war in Iraq, conflicts in the Middle East, historically low fare levels and the general competitive environment, our ability to implement our restructuring program and the effect of the program on our operational performance and service levels, uncertainties with respect to our international operations, changes in our business strategy, actions by U.S. or foreign government agencies, the possible occurrence of additional terrorist attacks, another outbreak of SARS, our or American Airlines, Inc.'s inability to satisfy existing liquidity requirements or other covenants in certain of our or American Airlines, Inc.'s credit agreements and the availability of future financing.

     Additional information concerning these and other factors is contained in our and American Airlines, Inc.'s SEC filings, including but not limited to our and American Airlines, Inc.'s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and our and American Airlines, Inc.'s Annual Reports on Form 10-K for the year ended December 31, 2002.

                                   THE COMPANY

     AMR Corporation was incorporated in October 1982. AMR's operations fall almost entirely in the airline industry. AMR's principal subsidiary, American Airlines, Inc., was founded in 1934. On April 9, 2001, American Airlines, Inc. (through a wholly owned subsidiary, TWA Airlines LLC ("TWA LLC")) purchased substantially all of the assets and assumed certain liabilities of Trans World Airlines, Inc. ("TWA"), the eighth largest U.S. carrier. American Airlines, Inc., including TWA LLC (collectively, "American"), is the largest scheduled passenger airline in the world. At the end of 2002, American provided scheduled jet service to more than 152 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system.

     In addition, AMR Eagle Holding Corporation, a wholly-owned subsidiary of AMR, owns two regional airlines which do business as "American Eagle" -- American Eagle Airlines, Inc. and Executive Airlines, Inc. (collectively the "American Eagle Carriers"). In addition, American contracts with two independently owned regional airlines which do business as the "AmericanConnection" (the "AmericanConnection Carriers"). The American Eagle

Carriers and the AmericanConnection Carriers provide connecting service from eight of American's high-traffic cities to smaller markets throughout the United States, Canada, the Bahamas and the Caribbean.

     AMR Investment Services, Inc., a wholly-owned subsidiary of AMR ("AMR Investment"), is responsible for the investment and oversight of the assets of AMR's defined benefit and defined contribution plans, as well as its short-term investments.

     The postal address for AMR's and American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone:
817-963-1234). AMR's Internet address is http://www.amrcorp.com. Information on AMR's website is not incorporated into this prospectus and is not a part of this prospectus.

     AMR conducts all of its business through its wholly owned operating subsidiaries, including American Airlines, Inc. AMR does not maintain a borrowing facility and is dependent on the cash flow generated by the operations of its subsidiaries and on dividends and other payments to it from its subsidiaries to meet its liquidity needs and obligations, including obligations with respect to debt securities, dividends on capital stock and other obligations on the securities described in this prospectus. American Airlines, Inc. is a separate and distinct legal entity and although it may unconditionally guarantee AMR's obligations with respect to one or more of securities described in this prospectus, due to limitations and restrictions in its debt instruments, it may be unable to pay any amounts due on such guarantee or to provide AMR with funds for AMR's payment obligations on such securities, by dividend, distribution, loan or other payment. Future borrowings by AMR, American Airlines, Inc. and AMR's other subsidiaries may include additional restrictions. In addition, under applicable state law, American Airlines, Inc. and AMR's other subsidiaries may be limited in the amounts they are permitted to pay as dividends on their capital stock.

     The securities described in this prospectus and any guarantee by American Airlines, Inc. with respect to any such securities will represent unsecured senior obligations and rank equal in right of payment with all the existing and future unsecured and unsubordinated indebtedness of AMR and American Airlines, Inc., respectively. In the event of any distribution or payment of assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding involving AMR or American Airlines, Inc., holders of secured indebtedness will have a prior claim to those assets that constitute their collateral. In addition, the securities described in this prospectus and any guarantee by American Airlines, Inc. with respect to any such securities will be "structurally subordinated" to all existing and future liabilities (including debt and trade payables) of the existing and future subsidiaries of AMR (other than American Airlines, Inc. to the extent of such guarantee) and American Airlines, Inc., respectively. Such subordination occurs because, as a general matter, claims of creditors of a subsidiary which is not a guarantor of parent company debt, including trade creditors, will have priority with respect to the assets and earnings of the subsidiary over the claims of creditors of its parent company.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of AMR and of American for the periods indicated:

                                                   YEAR ENDED DECEMBER 31,                NINE MONTHS ENDED
                                              ----------------------------------         ------------------
                                          1998     1999      2000      2001     2002     SEPTEMBER 30, 2003
                                          ----     ----      ----      ----     ----     ------------------
Ratio of Earnings to Fixed Charges
     AMR..............................    2.55     1.72       1.87     (1)      (3)              (5)
     American.........................    2.82     1.95       2.07     (2)      (4)              (6)

     (1) For the year ended December 31, 2001, AMR earnings were not sufficient to cover fixed charges. We needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

     (2) In April 2001, the board of directors of American approved the unconditional guarantee by American (the "American Guarantee") of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

     (3) For the year ended December 31, 2002, AMR earnings were not sufficient to cover fixed charges. We needed additional earnings of $3,946 million to achieve a ratio of earnings to fixed charges of 1.0.

     (4) At December 31, 2002, American's exposure under the American Guarantee was approximately $636 million with respect to unsecured debt and approximately $538 million with respect to secured debt. For the year ended December 31, 2002, earnings were not sufficient to cover fixed charges. American needed additional earnings of $3,749 million to achieve a ratio of earnings to fixed charges of 1.0.

     (5) For the nine months ended September 30, 2003, AMR earnings were not sufficient to cover fixed charges. We needed additional earnings of $1,171 million to achieve a ratio of earnings to fixed charges of 1.0.

     (6) At September 30, 2003, American's exposure under the American Guarantee was approximately $936 million with respect to unsecured debt and approximately $503 million with respect to secured debt. For the nine months ended September 30, 2003, earnings were not sufficient to cover fixed charges. American needed additional earnings of $1,239 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, "earnings" represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.

     Our ratio of earnings to combined fixed charges and preferred stock dividends has been the same as the ratio of earnings to fixed charges for each of the above periods because we have not had any shares of preferred stock outstanding during the last five years and have, therefore, not paid any dividends on preferred stock.

                                 USE OF PROCEEDS

     Except as we may describe otherwise in a prospectus supplement, the net proceeds from the sale of the securities will be available for general corporate purposes, including, among other possible uses, the repayment of short-term or long-term debt or lease obligations, the acquisition of aircraft by American Airlines, Inc. or our other subsidiaries and other capital expenditures. We may also use the proceeds for temporary investments until we need them for general corporate purposes.

                                 DIVIDEND POLICY

     We have paid no cash dividends on our common stock and have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

                         DESCRIPTION OF DEBT SECURITIES

INTRODUCTION

     We may elect to offer unsecured debt securities. We will issue the debt securities in one or more series under an indenture, which we refer to as the "indenture", to be entered into between us and Wilmington Trust Company, as trustee. The debt securities will rank equal in right of payment with all of our other unsecured, unsubordinated indebtedness. The debt securities may include debentures, notes or other kinds of unsecured debt obligations. The amount of debt securities that we can issue under the indenture is unlimited.

     The description of the terms of the debt securities and indenture in this prospectus is a summary. When we offer to sell a series of debt securities, we will summarize in a prospectus supplement the particular terms of such series of debt securities that we believe will be the most important to your decision to invest in such series of debt securities. As the terms of such series of debt securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the debt securities, and the indenture, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of debt securities of such series. There may be other provisions in such debt securities and the indenture that are also important to you. You should carefully read these documents for a full description of the terms of such debt securities. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

     In this description, we include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement.

     The debt securities will not be secured by any of our property or assets. Accordingly, your ownership of debt securities will mean that you will be one of AMR's unsecured creditors. See "The Company". Unless we tell you otherwise in an applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that may be issued by us or any of our subsidiaries. In addition, unless we tell you otherwise in an applicable prospectus supplement, the indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of debt, securing our debt or the issuance or repurchase of our debt securities, or any covenants or other provisions to afford protection to holders of debt securities in the event of a highly leveraged transaction or a change in control.

SPECIFIC TERMS OF DEBT SECURITIES

     We may issue the debt securities in one or more series through an indenture that supplements the indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     A prospectus supplement will describe specific terms relating to the series of debt securities then being offered. These terms may include some or all of the following:

     -    the title and type of such debt securities;

     -    any limit on the total principal amount of such debt securities;

     - the date or dates on which the principal of such debt securities will be payable, or the method of determining and/or extending such date(s), and the amount or amounts of such principal payments;

     - the date or dates from which any interest will accrue, or the method of determining such date(s);

     - any interest rate or rates (which may be fixed or variable) that such debt securities will bear, or the method of determining or resetting such rate or rates, and the interest payment dates (if any) for such debt securities;

     - the circumstances, if any, in which payments of principal, premium, if any, or interest on such debt securities may be deferred;

     - the place or places where any principal, premium or interest payments may be made;

     - any optional redemption or other early payment provisions, including the period(s) within which, the price(s) at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, AMR may redeem or prepay such debt securities;

     - any provisions obligating AMR to repurchase or otherwise redeem such debt securities pursuant to sinking fund or analogous provisions, upon the occurrence of a specified event or at the holder's option;

     - if other than $1,000 denominations, the denominations in which such debt securities are issuable;

     - the amount of discount, if any, with which such debt securities will be issued;

     - if other than U.S. dollars, the currency, composite currency or currency units of payment of principal, premium, if any, and interest on such debt securities or in which the debt securities are denominated;

     - if applicable, the time period within which, the manner in which and the terms and conditions upon which a holder of a debt security can select the payment currency;

     - any index, formula or other method to be used for determining the amount of any payments on such debt securities;

     - if other than the outstanding principal amount, the amount that will be payable if the maturity of such debt securities is accelerated, or the method of determining such amount;

     - the person to whom any interest on such debt securities will be payable (if other than the registered holder of such debt securities on the applicable record date) and the manner in which it shall be payable;

     -    any changes to or additional events of default or covenants;

     - any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     - any provisions for the payment of additional amounts on debt securities, including additional amounts on debt securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of such debt securities in lieu of paying such additional amounts;

     - any provisions modifying the defeasance or covenant defeasance provisions that apply to such debt securities;

     - whether such debt securities will be issued in whole or in part in the form of one or more temporary or global securities, and, if so, the identity of the depositary for such global security or securities;

     - if temporary global debt securities are issued, any special terms and conditions for payments thereon and for exchanges or transfers of beneficial interests therein;

     -    appointment of any paying agent(s);

     - the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of AMR or any other person and any changes to the indenture to permit or facilitate such conversion or exchange;

     - if other than the laws of New York, the law governing such debt securities and the extent to which such other law governs;

     - whether an American Airlines, Inc. guarantee will apply to such debt securities and, if so, the material terms thereof; and

     -    any other special terms of such debt securities.

(Section 3.1 of the indenture)

     Debt securities may also be issued under the indenture upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See "Description of Warrants" and "Description of Stock Purchase Contracts and Stock Purchase Units".

     Unless we tell you otherwise in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

     Unless we tell you otherwise in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons. If debt securities of any series are issued in bearer form, the applicable prospectus supplement will describe special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such debt securities and to payments on and transfer and exchange of such debt securities. Bearer debt securities generally will be transferable by delivery. (Section 3.5 of the indenture) The indenture refers to the bearer of a bearer debt security as the "holder" of that debt security.(Section 1.1 of the indenture)

     One or more series of debt securities may be sold at a substantial discount below their stated principal amount. Such a series of debt securities is issued at an "original issue discount". Typically, a debt security that is issued at an "original issue discount" will not bear interest or will bear interest at an interest rate that is below the market interest rate at the time of issuance. If we issue debt securities at an "original issue discount", the applicable prospectus supplement will describe certain special federal income tax and other considerations applicable to such debt securities.

     If the purchase price of any debt securities is payable in foreign currencies, composite currencies or currency units, if any debt securities are denominated in foreign currencies, composite currencies or currency units, or if any debt securities are payable in foreign currencies, composite currencies or currency units, the applicable prospectus supplement will describe the special restrictions, elections and other specific terms and federal income tax considerations and certain other important information, with respect to such debt securities and such foreign currencies, composite currencies or currency units.

     The principal, premium, interest or other payments on debt securities may be determined by reference to an index, formula or other method. Such an index, formula or other method may be based, without limitation, on the price of one or more commodities, derivatives or securities; a commodities, derivatives, securities exchange or other index; a foreign currency or currencies or one or more composite currencies or currency units; or any other variable or variables or any relationship between any variables or combination of variables. Holders of such debt securities may receive a principal payment or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable index, formula or other factor or changes in any applicable variable or variables. If we issue debt securities the payments on which are based on such an index, formula or other method, the applicable prospectus supplement will describe that index, formula or other method and other specific terms and certain special federal income tax and other considerations applicable to such debt securities.

     One or more series of debt securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities, or fixed rate debt securities exchangeable for variable rate debt securities. The applicable prospectus supplement will describe specific terms, federal income tax considerations and certain other important information.

     We may issue debt securities of a particular series at different times. In addition, we may issue debt securities within a series with terms different from the terms of other debt securities of that series.

     Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

REGISTERED SECURITIES

     As noted above, unless we tell you in a prospectus supplement that the specific debt securities described in that prospectus supplement are bearer debt securities, the debt securities will be "registered securities". We and the trustee may treat the person in whose name a registered debt security is registered under any indenture as the owner of that debt security for all purposes, including for the purpose of receiving payments on that debt security. (Section 3.8 of the indenture) The indenture refers to each person in whose name a registered debt security is registered as the "holder" of that debt security. (Section 1.1 of the indenture)

     Except as described below under "Global Debt Securities" or in the applicable prospectus supplement, a holder can exchange or transfer debt securities in registered form at the office of the trustee. Initially, the trustee will act as our agent for registering such debt securities in the names of holders and transferring such debt securities. We may appoint another entity at any time to perform this role or we may perform it ourselves. The entity performing the role of maintaining the list of registered holders and performing transfers is called the "registrar". (Sections 3.5 and 9.2 of the indenture)

     Unless we tell you otherwise in the applicable prospectus supplement, a holder seeking to transfer or exchange a registered debt security will not be required to pay a service charge to us, the registrar or the trustee, but such holder may be required to pay any tax or other governmental charge associated with the transfer or exchange. (Section 3.5 of the indenture)

     If you are not the holder of any debt securities in registered form, your rights relating to those debt securities will be governed in part by applicable laws and by the account rules and policies of the broker, bank or financial intermediary through which you invest in such debt securities and any other financial intermediary that holds interests directly or indirectly in such debt securities (including any depositary referred to below under "Global Debt Securities"). None of AMR, American Airlines, Inc. or the trustee has any responsibility for the account rules, policies, actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in a debt security in registered form.

     IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS, AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW SUCH BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

GLOBAL DEBT SECURITIES

     We may specify in the applicable prospectus supplement that the debt securities of a series will be issued in the form of fully registered global securities ("registered global securities"). Registered global securities will be registered in the name of a financial institution we select. This financial institution, which will be the sole direct holder of the registered global securities, is called the "depositary". We will identify any depositary in the applicable prospectus supplement. Any person wishing to own a debt security represented by a registered global security must do so indirectly by virtue of an account with a broker, bank or other financial intermediary that in turn has an account with the depositary, or with another financial intermediary that itself has an account with the depositary. The debt securities represented by the registered global securities may not be transferred to the name of any other holder unless the special circumstances described below occur.

     Special Investor Considerations for Registered Global Securities. Our obligations with respect to registered global securities, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered holders of those debt securities. For example, once a payment on a registered global security is made to the depositary, as sole holder of that registered global security, neither we nor the trustee has any further responsibility for that payment even if it is not passed along to the correct owners of the beneficial interests in that registered global security.

     As long as the debt securities are represented by registered global securities:

     - You cannot have debt securities registered in your name under the indenture.

     - You cannot receive physical certificates from us for your interest in the debt securities.

     - You must look to your own bank or broker or other financial intermediary for payments on the debt securities.

     - You will have no rights as a "holder" under the indenture. This means that, among other things, you will have no right to give any direction, approval or instruction directly to the trustee under the indenture.

     - You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

     - The depositary's policies will govern payments, transfers, exchanges and other matters relating to the registered global security. AMR, American Airlines, Inc. and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the registered global security. AMR, American Airlines, Inc. and the trustee also do not supervise the depositary in any way. In addition, AMR , American Airlines, Inc. and the trustee have no responsibility for the actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in the registered global security.

     - Payment for purchases and sales in the market for corporate debentures and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a registered global security be purchased or sold within its system using same-day funds. This difference could have some effect on how registered global security interests trade, but we do not know what that effect will be.

     YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN DEBT SECURITIES REPRESENTED BY REGISTERED GLOBAL SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW THE DEPOSITARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

     Special Situations When a Registered Global Security Will Be Terminated. In the special situations described in the next paragraph, a registered global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, we believe that you likely will be able to choose whether to hold debt securities directly in your own name or indirectly through an account at a bank or broker or other financial intermediary. However, when a registered global security terminates, the depositary (and not AMR, American Airlines, Inc. or the trustee) will be responsible for determining the names of the institutions that will be the initial direct holders of the debt securities. You must consult your own bank or broker or other financial intermediary at such time to find out how to have your interests in debt securities transferred to your own name, if you wish to become a direct holder.

     The special situations for termination of a registered global security are:

     - When the depositary notifies us that it is unwilling, unable or no longer qualifies to continue as depositary (unless a replacement depositary is named).

     - When we determine not to have any of the debt securities of a series represented by a registered global security and notify the trustee of our decision.

(Section 3.5 of the indenture) In addition, a prospectus supplement may list situations for terminating a registered global security that would apply only to the particular series of debt securities covered by that prospectus supplement.

     Bearer Global Securities. The debt securities of a series may also be issued wholly or partially in the form of one or more bearer global securities ("bearer global securities") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Sections 3.4 and 3.5 of the indenture) The applicable prospectus supplement will describe the specific terms and procedures, including the depositary arrangement, with respect to any portion of a series of debt securities to be represented by bearer global securities.

PAYMENTS

     Unless we tell you otherwise in the applicable prospectus supplement, we will generally deposit interest, principal and any other money due on the debt securities, in the designated currency, with the trustee, and the trustee will act as our agent for making payments on the debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of making payments is called the "paying agent". We may, at our option, make any interest payments on debt securities in registered form by having the trustee mail checks or make wire transfers to the registered holders listed in the registrar's records. (Sections 3.7(a) and 9.2 of the indenture) IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU MUST MAKE YOUR OWN ARRANGEMENTS WITH THE BANK, BROKER OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES TO RECEIVE PAYMENTS.

     Unless we tell you otherwise in the applicable prospectus supplement, interest, if any, will be payable to each holder listed in the registrar's records at the close of business on a particular day in advance of each due date for interest, even if such holder no longer owns the debt security on the interest due date. That particular day is called the "record date" and will be stated in the prospectus supplement. (Section 3.7(a) of the indenture) Persons buying and selling debt securities between a record date and an interest payment date must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the record date.

     Unless we tell you otherwise in the applicable prospectus supplement, interest payable on any debt security in registered form that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder in whose name such debt security is registered on the relevant record date. Such defaulted interest will instead be payable to the person in whose name such debt security is registered on the special record date or other specified date determined in accordance with the indenture. (Section 3.7(b) of the indenture)

     We will make payments on debt securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement, subject to any relevant laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement.

     Unless we tell you otherwise in the applicable prospectus supplement, if any payment date is not a business day, payments scheduled to be made on such payment date may be made on the next succeeding business day without additional interest.

     We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment designated for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any related coupons may be presented and surrendered for payment. (Section 9.2 of the indenture)

     Unless we tell you otherwise in the applicable prospectus supplement, any moneys or governmental obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest or other amounts on any debt security that remains unclaimed for two years after such principal, premium, if any, or interest or other amounts has become due and payable will, at our request, be repaid to us. After repayment to us, holders of such debt securities will be entitled to seek payment only from us as a general unsecured creditor.

NOTICES

     AMR and the trustee will send notices regarding debt securities in registered form only to registered holders, using their addresses as listed in the registrar's records. IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW YOU WILL RECEIVE SUCH NOTICES. Holders of bearer debt securities will be notified by publication as described in the prospectus supplement relating to such debt securities. (Section 1.6 of the indenture)

REDEMPTION

     Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

     The redemption features, if any, of any series of debt securities will be described in the applicable prospectus supplement. We may redeem debt securities in denominations larger than $1,000 but, unless we state otherwise in an applicable prospectus supplement, only in integral multiples of $1,000.

     Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 15 days but not more than 60 days before the redemption date to the holders. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

CONSOLIDATION, MERGER OR SALE BY AMR

     The indenture generally permits AMR to consolidate or merge with or into another entity and to sell or otherwise dispose of all or substantially all of its assets. However, we may not take any of these actions unless all the following conditions are met:

     - where we merge out of existence or sell or otherwise dispose of our assets, the other entity must be a corporation, limited liability company, partnership, trust or other person organized and existing under the laws of the United States of America or a State thereof, and it must agree to be legally responsible for all of AMR's obligations under the debt securities and the indenture;

     - the transaction must not cause a default on the debt securities and AMR must not already be in default (for this purpose, a "default" is an event that with notice or passage of time would become an event of default); and

     -    AMR must deliver certain certificates and documents to the trustee.

     The remaining or acquiring person after any such transaction will be substituted for AMR under the indenture and the debt securities, and all obligations of AMR will terminate. (Section 7.1 of the indenture)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The term "event of default" means, with respect to debt securities of any series, any of the following:

     - We fail to pay interest on a debt security of such series within 30 days of its due date.

     - We fail to pay principal or any premium on a debt security of such series, or we fail to deposit any mandatory sinking fund payment, within 10 days of its due date.

     - We remain in breach of a covenant in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or the holders of at least 25% of the principal amount of the debt securities of the affected series.

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

     - There occurs any other "event of default" described in the applicable supplemental indenture or board resolution providing for the issuance of such series of debt securities.

(Section 5.1 of the indenture) An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

     The indenture requires the trustee to notify holders of the applicable series of debt securities of any uncured default within 90 days after such default occurs. The trustee may withhold notice, however, of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the holders' best interests. (Section 6.5 of the indenture)

     If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities or debt securities payable in accordance with an index, formula or other method, such portion of the principal amount or other amount specified in the prospectus supplement) of all the debt securities of that series to be due and immediately payable. (Section 5.2 of the indenture) The holders of a majority in aggregate principal amount of the debt securities of the affected series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of or premium, if any, or interest, if any, on any debt security and certain other defaults. (Section 5.7 of the indenture)

     The holders of a majority in aggregate principal amount of the debt securities of the affected series (with the debt securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee with respect to the debt securities of such series, as long as such direction does not conflict with any law or the indenture and subject to certain other limitations, including, if requested by the trustee, the provision of security or indemnity satisfaction to the trustee. (Section 5.8 of the indenture)

     Before a holder can bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

     - such holder must give the trustee written notice that an event of default has occurred and remains uncured;

     - the holders of at least 25% in aggregate principal amount of all debt securities of the relevant series must request the trustee in writing to take action because of the event of default, and must offer security or indemnity to the trustee against the cost and other liabilities of taking that action;

     - the trustee must not have taken action for 60 days after receipt of the above notice, request and indemnity; and

     - the holders of a majority in aggregate principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above request.

(Section 5.9 of the indenture)

     However, a direct holder is entitled to bring a lawsuit at any time for the payment of principal, premium, if any, and interest due on its debt securities after the due date. (Section 5.10 of the indenture)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF THOSE DEBT SECURITIES FOLLOWING AN EVENT OF DEFAULT.

     We will file annually with the trustee a certificate as to AMR's compliance with all conditions and covenants of the indenture. (Section 9.7 of the indenture)

MODIFICATION OF THE INDENTURE

     There are three categories of changes we can make to the indenture and the debt securities.

     Changes Requiring Approval of Each Affected Holder. First, there are changes that cannot be made to the indenture and the debt securities of any series without the approval of each holder of such debt securities who would be affected by such change. Following is a summary of those changes:

     - to change the time for payment of principal of or interest on a debt security;

     -    to reduce the amounts of principal of or interest on a debt security;

     - to reduce the amount of any premium payable upon the redemption of a debt security;

     - to reduce the amount payable upon acceleration of the maturity of an original issue discount debt security or a debt security payable in accordance with an index, formula or other method;

     -    to change the currency of payment on a debt security;

     -    to impair the right to sue for payment on a debt security;

     - to reduce the percentage of holders of debt securities of such series whose consent is needed to modify or amend the indenture or to waive compliance with certain provisions of the indenture or to waive certain defaults; or

     - to modify the provisions relating to waiver of certain defaults or modifications of the indenture and debt securities, other than to increase any percentage of holders required for such waivers and modifications, or to provide that other provisions of the indenture and debt securities may not be modified without consent of each affected holder.

(Section 8.2 of the indenture)

     Changes Not Requiring Approval. The second category of changes to the indenture and the debt securities does not require any vote by holders of debt securities. Following is a summary of those changes:

     - to reflect that another corporation or entity has succeeded AMR or American Airlines, Inc. and assumed its covenants and obligations under, as applicable, the indenture, any debt securities and any related American Airlines, Inc. guarantee;

     - to add to AMR's or American Airlines, Inc.'s covenants, to surrender any right or power of AMR or American Airlines, Inc., or to comply with any SEC requirement in connection with the qualification of the indenture or any American Airlines, Inc. guarantee;

     -    to add additional events of default with respect to any series;

     - to add or change any provisions to the extent necessary to facilitate the issuance of debt securities in bearer form or in global form;

     - to add, or to change or eliminate, any provision affecting debt securities not yet issued, including to make appropriate provisions for an American Airlines, Inc. guarantee;

     -    to secure the debt securities;

     -    to establish the form or terms of debt securities;

     - to provide for the electronic delivery of supplemental indentures or debt securities of any series;

     - to evidence and provide for successor or additional trustees or to facilitate the appointment of a separate trustee or trustees for one or more series of debt securities;

     - if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

     - to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake in the indenture, any debt securities or any American Airlines, Inc. guarantee; or

     - to make any other provisions with respect to matters or questions arising under the indenture, as long as such action does not materially adversely affect holders of the debt securities.

(Section 8.1 of the indenture)

     Changes Requiring a Majority Vote. The third category of changes to the indenture and the debt securities requires a vote in favor by holders of debt securities owning a majority of the principal amount of each particular series adversely affected. This category includes other changes to the indenture and debt securities not part of the first and second categories of changes to the indenture and debt securities described above. (Section 8.2 of the indenture)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT WITH THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW APPROVAL WILL BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR REQUEST A WAIVER OF ANY OF ITS TERMS.

SATISFACTION AND DISCHARGE

     The indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

     -    have become due and payable,

     - will become due and payable at their stated maturity within one year, or

     - are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we have deposited or caused to be deposited with the trustee, money or certain governmental obligations or a combination thereof in an amount to be sufficient to pay and discharge the entire indebtedness on debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to such series of debt securities, and we will be deemed to have satisfied and discharged the indenture with respect to such series of debt securities. (Section 4.1 of the indenture)

DEFEASANCE

     Unless we tell you otherwise in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will apply to each series of debt securities. (Article IV of the indenture)

     Full Defeasance. Under certain circumstances, we can legally release ourselves from any payment or other obligations on the debt securities of any series (called "full defeasance") if we put in place the following arrangements for the holders of those debt securities to be repaid:

     - we must irrevocably deposit in trust for the holders' benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

     - we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in federal tax law as in effect on the date of this prospectus or an Internal Revenue Service ruling that lets us make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if AMR did not make the deposit and simply repaid such debt securities itself.

(Sections 4.4 and 4.6 of the indenture)

     If we ever did accomplish full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment on the debt securities of the particular series defeased. Holders could not look to AMR or any American Airlines, Inc. guarantee for repayment if a shortfall occurred.

     AMR may exercise its full defeasance option even if it has previously exercised its covenant defeasance option. If AMR exercises its full defeasance option, payment of the particular series of debt securities defeased may not be accelerated because of a default or an event of default. (Section 4.4 of the indenture)

     Covenant Defeasance. Under certain circumstances, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities of any series. This is called "covenant defeasance". In that event, holders of those debt securities would lose the protection of those restrictive covenants but would gain the protection of having money and certain governmental obligations set aside in trust to repay such debt securities. To achieve covenant defeasance, we must do the following:

     - we must irrevocably deposit in trust for the holders' benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

     - we must deliver to the trustee a legal opinion of our counsel confirming that, under federal tax law as in effect at the time of such deposit, AMR may make such deposit without causing holders to be taxed on the debt securities of such series any differently than if AMR did not make the deposit and simply repaid such debt securities itself.

(Sections 4.5 and 4.6 of the indenture)

     If AMR exercises its covenant defeasance option with respect to the debt securities of a series, certain restrictive covenants of the indenture and certain events of default would no longer apply to such series. (Section 4.5 of the indenture) If one of the remaining events of default occurred, however, and payment of the debt securities of such series was accelerated, there could be a shortfall between the amount in the trust deposit at that time and the amount then due on such series. Holders could still look to AMR for payment of such debt securities if there were such a shortfall. Depending on the event causing the default (such as AMR's bankruptcy), however, holders may not be able to obtain payment of the shortfall from AMR.

CONVERSION OR EXCHANGE

     We may convert or exchange the debt securities of a series into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

GUARANTEE OF AMERICAN AIRLINES, INC.

     American Airlines, Inc. may guarantee unconditionally our obligations under any series of debt securities and the indenture as described in the applicable prospectus supplement. If American Airlines, Inc. guarantees these obligations under any series of debt securities, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the debt securities against AMR, and will be an unsecured obligation of American Airlines, Inc.

THE TRUSTEE

     Wilmington Trust Company is the trustee under the indenture. Wilmington Trust Company acts as trustee with respect to certain other financing transactions of ours and of our affiliates. Wilmington Trust Company may from time to time provide banking or other services to us and our affiliates.

                 DESCRIPTION OF CAPITAL STOCK OF AMR CORPORATION

     We may elect to offer common stock or preferred stock. AMR's certificate of incorporation, as amended (the "Certificate of Incorporation") authorizes us to issue 750,000,000 shares of common stock, par value $1.00 per share, and 20,000,000 shares of preferred stock, without par value. On October 21, 2003, 159,347,481 shares of our common stock were outstanding. Our common stock currently is listed on the New York Stock Exchange under the trading symbol "AMR". No shares of our preferred stock are outstanding as of the date hereof.

     The description of our capital stock in this prospectus is a summary. When we offer to sell capital stock, we will summarize in a prospectus supplement the particular terms of such capital stock that we believe will be the most important to your decision to invest in such capital stock. As the terms of such capital stock may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the Certificate of Incorporation and our by-laws, as amended (the "By-Laws"), and statutory and common law, including the Delaware General Corporation Law (the "DGCL"), and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of such capital stock. There may be other provisions in the Certificate of Incorporation and By-Laws that are also important to you. You should carefully read these documents for a full description of the terms of such capital stock. Our Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of our Certificate of Incorporation and By-Laws.

COMMON STOCK

     Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided by law, the holders of our common stock vote as one class. The shares of our common stock do not have cumulative voting rights. As a result, subject to the voting rights, if any, of the holders of any shares of our preferred stock which may at the time be outstanding, the holders of common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected if they choose to do so. In such event, the holders of the remaining shares of our common stock voting for the election of directors will not be able to elect any persons to the board of directors.

     Delaware General Corporation Law Section 203. As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL which restricts certain business combinations between us and an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder". The restrictions do not apply if (i) prior to an interested stockholder becoming such, the board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder, (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of AMR) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the board of directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

     Liquidation Rights and Other Provisions. Subject to the prior rights of creditors and the holders of any preferred stock which may be outstanding from time to time, the holders of our common stock are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets.

     The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. See "Dividend Policy".

     The common stock is not liable to any calls or assessments and is not convertible into any other securities. The Certificate of Incorporation provides that the private property of the stockholders shall not be subject to the payment of corporate debts. There are no redemption or sinking funds provisions applicable to the common stock, and the Certificate of Incorporation provides that there shall be no preemptive rights.

     The Certificate of Incorporation provides that our directors shall not be personally liable to AMR or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to AMR or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL specifies conditions under which directors of Delaware corporations may be liable for unlawful dividends or unlawful stock purchases or redemptions.

     The transfer agent and registrar for the common stock is EquiServe Trust Company, N.A.

PREFERRED STOCK

     Subject to the limitations prescribed by the DGCL, the Certificate of Incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock, from time to time, in one or more series, and to fix any voting powers, full or limited, and the designation, preferences and relative, participating, optional or other special rights, applicable to the shares to be included in any such series and any qualifications, limitations or restrictions thereon.

     A prospectus supplement will describe specific terms of the series of preferred shares then being offered. These terms may include some or all of the following:

     -    title;

     -    the number of shares offered;

     -    the liquidation preference per share;

     -    the purchase price;

     - the dividend rates, periods and/or payment dates or methods of calculation of the dividend rates;

     - whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

     -    the procedures for any auction or remarketing, if any;

     -    the provisions for a sinking fund, if any;

     -    the provisions for redemption, if applicable;

     - the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares or other securities or property, including whether such conversion is mandatory, at your option or at our option, the conversion price, or manner of calculation of the conversion price, and conversion period;

     - the terms and conditions, if applicable, upon which preferred shares will be exchanged into debt securities or other securities or property, including whether such exchange is mandatory, at your option or at our option, the exchange price, or manner of calculating the exchange price, and the exchange period;

     -    voting rights, if any;

     - the relative ranking and preferences of the preferred shares as to dividend rights upon liquidation, dissolution or winding up of our affairs;

     - the restrictions, if any, on the issue or reissue of any additional shares of such series;

     - any limitations on issuance of any series of preferred shares ranking senior to or equal to the series of preferred shares as to dividend rights upon our liquidation, dissolution or winding up;

     -    information with respect to book-entry procedures, if any; and

     - any other specific terms, preferences, rights, limitations or restrictions.

     Unless we tell you otherwise in the applicable prospectus supplement, preferred shares will not be listed on any securities exchange.

     Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

     - senior to all series of our common shares, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up;

     - equal to all equity securities issued by us the terms of which specifically provide that those equity securities will rank equal to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

     - junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the preferred shares with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

     The applicable prospectus supplement will specify the transfer agent and registrar for any shares of preferred stock we may offer pursuant to this prospectus.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL TERMS

     We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock (or a combination thereof), as the case may be. We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

     The description of our depositary shares in this prospectus is a summary. When we offer to sell depositary shares, we will summarize in a prospectus supplement the particular terms of such depositary shares and the applicable deposit agreement that we believe will be the most important to your decision to invest in such depositary shares. As the terms of such depositary shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the depositary shares, the deposit agreement and the indenture (in the case of depositary shares representing fractional interests in debt securities), or the Certificate of Incorporation and By-Laws (in the case of depositary shares representing fractional interests in preferred stock) and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of such depositary shares. There may be other provisions in these documents that are also important to you. You should carefully read these documents for a full description of the terms of such depositary shares. A copy of the form of deposit agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of this document.

INTEREST, DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

EXERCISE OF RIGHTS UNDER THE INDENTURE OR VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, represented by your depositary shares if it does not receive specific instructions from you.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     -    all outstanding depositary shares have been redeemed; or

     - there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

MISCELLANEOUS

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

     The depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

GUARANTEE OF AMERICAN AIRLINES, INC.

     American Airlines, Inc. may guarantee unconditionally our obligations under the depositary shares and the applicable deposit agreement as described in the applicable prospectus supplement. If American Airlines, Inc. guarantees these obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the depositary shares against AMR, and will be an unsecured obligation of American Airlines, Inc.

                             DESCRIPTION OF WARRANTS

     We may elect to offer warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets, as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

     The description of our warrants in this prospectus is a summary. When we offer to sell warrants, we will summarize in a prospectus supplement the particular terms of such warrants and the applicable warrant agreement that we believe will be the most important to your decision to invest in such warrants. As the terms of such warrants may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the warrant certificate relating to such warrants and the warrant agreement, and not the summaries in this prospectus or such prospectus supplement, which defines your rights as a holder of such warrants. There may be other provisions in the warrant certificate relating to such warrants and the warrant agreement that are also important to you. You should carefully read these documents for a full description of the terms of such warrants. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

DEBT WARRANTS

     We may offer warrants to purchase debt securities ("debt warrants"). A prospectus supplement will describe specific terms of the debt warrants, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms may include some or all of the following:

     -    the title of the debt warrants;

     -    the debt securities for which the debt warrants are exercisable;

     -    the aggregate number of the debt warrants;

     - the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

     - if other than U.S. dollars, the currency, composite currency or currency units in which such debt warrants are to be issued or for which the debt warrants may be exercised;

     - the procedures and conditions relating to the exercise of the debt warrants;

     - the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

     - the date, if any, from which you may separately transfer the debt warrants and the related securities;

     - the date on which your rights to exercise the debt warrants commence, and the date on which your rights expire;

     - the maximum or minimum number of the debt warrants which you may exercise at any time;

     -    any mandatory or optional redemption provisions;

     -    information with respect to book entry procedures, if any;

     - if applicable, a discussion of material federal income tax considerations;

     - the terms of the securities you may purchase upon exercise of the debt warrants; and

     - any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and you may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

OTHER WARRANTS

     We may issue other warrants. A prospectus supplement will describe specific terms of the warrants, the warrant agreement relating to the warrants and the warrant certificates representing the warrants. These terms may include some or all of the following:

     -    the title of the warrants;

     - the securities, which may include preferred stock or common stock or other of our securities, or other property or assets, for which you may exercise the warrants;

     -    the aggregate number of the warrants;

     - the number of securities, or the amount of other property or assets, that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

     - if other than U.S. dollars, the currency, composite currency or currency units in which such warrants are to be issued or for which the warrants may be exercised;

     - the procedures and conditions relating to the exercise of the warrants;

     - the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

     - the date, if any, from which you may separately transfer the warrants and the related securities or other property or assets;

     - the date on which your rights to exercise the warrants commence, and the date on which your rights expire;

     - the maximum or minimum number of warrants which you may exercise at any time;

     -    any mandatory or optional redemption provisions;

     -    information with respect to book entry procedures, if any;

     - if applicable, a discussion of material federal income tax considerations;

     - the terms of any securities you may purchase upon exercise of the warrants; and

     - any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and you may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities, property or assets purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

EXERCISE OF WARRANTS

     We will describe in the prospectus supplement relating to the warrants the principal amount, the number of our securities, or amount of other property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the securities, property or assets purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

GUARANTEE OF AMERICAN AIRLINES, INC.

     American Airlines, Inc. may guarantee unconditionally our obligations under the warrants and the applicable warrant agreement as described in the applicable prospectus supplement. If American Airlines, Inc. guarantees these obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the warrants against AMR, and will be an unsecured obligation of American Airlines, Inc.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may elect to offer, from time to time, stock purchase contracts, representing contracts obligating holders to purchase from us, and for us to sell to holders, a specific number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. We may issue stock purchase contracts separately or as a part of stock purchase units.

     The description of our stock purchase contracts and stock purchase units in this prospectus is a summary. When we offer to sell a series of stock purchase contracts or stock purchase units, we will summarize in a prospectus supplement the particular terms of such series of stock purchase contracts or stock purchase units, as the case may be, that we believe will be the most important to your decision to invest in such series. As the terms of such series of stock purchase contracts or stock purchase units, as the case may be, may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the stock purchase contract or stock purchase unit, as the case may be, and, if applicable, any related collateral arrangements and depositary arrangements, and not the summaries in this prospectus or such prospectus supplement, which defines your rights as a holder of such series of stock purchase contracts or stock purchase units, as the case may be. There may be other provisions in the stock purchase contract or stock purchase unit, and the related collateral arrangements and depositary arrangements, if any, that are also important to you. You should carefully read these documents for a full description of the terms of the stock purchase contracts and stock purchase units. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     The price per share of preferred stock or common stock or the price of any other securities, property or assets, as the case may be, subject to any stock purchase contracts may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. The stock purchase units are expected to consist of the following:

     - a stock purchase contract and, if specified in the applicable prospectus supplement, debt securities; and

     - one or more of the following, each of which secures the holders' obligations to purchase the preferred stock, common stock or other securities, property or assets under the stock purchase contracts:

               - debt securities or undivided beneficial ownership interests in debt securities;

               - depositary shares representing fractional interests in debt securities or shares of preferred stock; or

               - debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or may require the holders of the stock purchase units to make periodic payments to us. Any such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the stock purchase contract in a specified manner.

GUARANTEE OF AMERICAN AIRLINES, INC.

     American Airlines, Inc. may guarantee unconditionally our obligations under the stock purchase contracts or stock purchase units and, if applicable, collateral arrangements and depositary arrangements, as described in the applicable prospectus supplement. If American Airlines, Inc. guarantees these obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the stock purchase contracts or stock purchase units, as the case may be, against AMR, and will be an unsecured obligation of American Airlines, Inc.

                              PLAN OF DISTRIBUTION

     We may sell securities from time to time in one or more transactions. We may sell the securities of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell securities. We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

UNDERWRITERS

     We may sell securities to underwriters. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may solicit directly offers to purchase the securities, and we may sell securities directly to purchasers without the involvement of underwriters or agents. We will describe the terms of our direct sale in the applicable prospectus supplement.

DEALERS

     We may use a dealer to sell the securities. If we use a dealer, we, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

OTHER MEANS OF DISTRIBUTION

     Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms ("remarketing firms") acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

DELAYED DELIVERY CONTRACTS

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

GENERAL INFORMATION

     Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market, other than our common stock which is listed on the New York Stock Exchange as of the date of this prospectus. We may elect to list any other series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.

     Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, AMR, American Airlines, Inc. or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for AMR and, if applicable, American Airlines, Inc. by their General Counsel and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or other counsel that we may name in the applicable prospectus supplement. Shearman & Sterling LLP from time to time represents American Airlines, Inc. and AMR with respect to certain matters.

                                     EXPERTS

     The consolidated financial statements and schedules of AMR and American Airlines, Inc. included in AMR's and American Airlines, Inc.'s Annual Reports on Form 10-K for the year ended December 31, 2002, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about AMR's and American Airlines, Inc.'s ability to continue as a going concern as described in Note 2 to the AMR and American Airlines, Inc. consolidated financial statements) appearing therein. Such consolidated financial statements and schedules are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The information in this Prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2003

PROSPECTUS

                                 $3,000,000,000

                             AMERICAN AIRLINES, INC.

                                 Debt Securities
                                  Debt Warrants

     By this prospectus, we may offer from time to time up to $3,000,000,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in a prospectus supplement to this prospectus. A prospectus supplement may also change or update information contained in this prospectus.

     Before you invest in any of these securities, you should carefully read this prospectus, including the documents and other information we have referred to under the heading "Where You Can Find More Information", and the prospectus supplement relating to the specific issue of securities.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS           , 2003

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND THOSE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THE APPLICABLE DOCUMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
About This Prospectus...........................................................        1
Where You Can Find More Information.............................................        2
Special Note Regarding Forward-Looking Statements...............................        2
The Company.....................................................................        3
Ratios of Earnings to Fixed Charges.............................................        4
Use of Proceeds.................................................................        4
Description of Debt Securities..................................................        5
Description of Debt Warrants....................................................       16
Plan of Distribution............................................................       18
Legal Opinions..................................................................       19
Experts.........................................................................       19

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation, filed jointly with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus from time to time using this prospectus together with a prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change information contained in this prospectus through one or more prospectus supplements to this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

     This prospectus does not contain all of the information set forth in the registration statement that we filed with the SEC or in the exhibits to that registration statement. For further information about American Airlines, Inc., AMR Corporation, or the securities, you should refer to that registration statement and its exhibits. Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the SEC relating to the securities can be obtained from the SEC, as described below under "Where You Can Find More Information".

     In this prospectus, references to "American", the "Company", "we", "us" and "our" refer to American Airlines, Inc. and references to "AMR" refer to our parent, AMR Corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

     We and AMR file annual, quarterly and special reports, proxy statements (in the case of AMR only) and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

     We "incorporate by reference" in this prospectus certain documents that we and AMR file with the SEC, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

     - information that we and AMR file later with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below and all documents that American or AMR files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and until the offering of all of the securities hereunder has been completed, other than current reports (or portions thereof) furnished under Items 9 or 12 of Form 8-K:

     - Annual Reports of American and of AMR on Form 10-K for the year ended December 31, 2002;

     - Quarterly Reports of American and of AMR on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     - Current Reports of American on Form 8-K filed on January 22, 2003, April 1, 2003 (two Reports filed on this date), April 17, 2003, April 23, 2003, April 25, 2003, June 12, 2003, June 25, 2003, July 3, 2003
          (8-K/A), July 16, 2003, August 1, 2003 and October 22, 2003; and

     - Current Reports of AMR on Form 8-K filed on January 22, 2003, April 1, 2003 (two Reports filed on this date), April 17, 2003 (Report with respect to labor matters), April 23, 2003, April 25, 2003, May 2, 2003, June 11, 2003, June 25, 2003, July 3, 2003 (8-K/A), July 16,
          2003, August 1, 2003, October 22, 2003 and October 24, 2003 (8-K/A).

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

          Corporate Secretary
          American Airlines, Inc.
          P.O. Box 619616, Mail Drop 5675
          Dallas/Fort Worth Airport, Texas 75261-9616
          (817) 967-1254

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act which represent our expectations or beliefs concerning future events. When used in this prospectus and in documents incorporated herein by reference, the words "believes", "expects", "plans", "anticipates", and similar expressions are intended to identify forward-looking statements.

     Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the impact on us of the events of September 11, 2001 and of our results of operations for the past two years and the sufficiency of our and AMR's financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured.

     All forward-looking statements in this prospectus and the documents incorporated by reference are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations.

     The following factors, in addition to those discussed under the caption "Risk Factors" in each prospectus supplement and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: the uncertain financial and business environment we face, the struggling economy, high fuel prices and the availability of fuel, the residual effects of the war in Iraq, conflicts in the Middle East, historically low fare levels and the general competitive environment, our ability to implement our restructuring program and the effect of the program on our operational performance and service levels, uncertainties with respect to our international operations, changes in our business strategy, actions by U.S. or foreign government agencies, the possible occurrence of additional terrorist attacks, another outbreak of SARS, our or AMR's inability to satisfy existing liquidity requirements or other covenants in certain of our or AMR's credit agreements and the availability of future financing.

     Additional information concerning these and other factors is contained in our and AMR's SEC filings, including but not limited to our and AMR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and our and AMR's Annual Reports on Form 10-K for the year ended December 31, 2002.

                                   THE COMPANY

     American Airlines, Inc., the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American (through a wholly owned subsidiary, TWA Airlines LLC ("TWA LLC")) purchased substantially all of the assets and assumed certain liabilities of Trans World Airlines, Inc. ("TWA"), the eighth largest U.S. carrier. American, including TWA LLC, is the largest scheduled passenger airline in the world. At the end of 2002, American provided scheduled jet service to more than 152 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system.

     The postal address for both American's and AMR's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234). AMR's Internet address is http://www.amrcorp.com. Information on AMR's website is not incorporated into this prospectus and is not a part of this prospectus.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of American (including for purposes of this table and the following footnotes TWA
LLC) and AMR for the periods indicated:

                                                   YEAR ENDED DECEMBER 31,                NINE MONTHS ENDED
                                              ----------------------------------         ------------------
                                          1998     1999      2000      2001     2002     SEPTEMBER 30, 2003
                                          ----     ----      ----      ----     ----     ------------------
Ratio of Earnings to Fixed Charges

     American.........................    2.82     1.95       2.07     (1)      (3)              (5)
     AMR..............................    2.55     1.72       1.87     (2)      (4)              (6)

     (1) In April 2001, the board of directors of American approved the unconditional guarantee by American (the "American Guarantee") of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

     (2) For the year ended December 31, 2001, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

     (3) At December 31, 2002, American's exposure under the American Guarantee was approximately $636 million with respect to unsecured debt and approximately $538 million with respect to secured debt. For the year ended December 31, 2002, earnings were not sufficient to cover fixed charges. American needed additional earnings of $3,749 million to achieve a ratio of earnings to fixed charges of 1.0.

     (4) For the year ended December 31, 2002, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $3,946 million to achieve a ratio of earnings to fixed charges of 1.0.

     (5) At September 30, 2003, American's exposure under the American Guarantee was approximately $936 million with respect to unsecured debt and approximately $503 million with respect to secured debt. For the nine months ended September 30, 2003, earnings were not sufficient to cover fixed charges. American needed additional earnings of $1,239 million to achieve a ratio of earnings to fixed charges of 1.0.

     (6) For the nine months ended September 30, 2003, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $1,171 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, "earnings" represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.

                                 USE OF PROCEEDS

     Except as we may describe otherwise in a prospectus supplement, the net proceeds from the sale of the securities will be available for general corporate purposes, including, among other possible uses, the repayment of short-term or long-term debt or lease obligations, the acquisition of aircraft and other capital expenditures. We may also use the proceeds for temporary investments until we need them for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

INTRODUCTION

     We may elect to offer unsecured debt securities. We will issue the debt securities in one or more series under an indenture, which we refer to as the "indenture", to be entered into between us and Wilmington Trust Company, as trustee. The debt securities will rank equal in right of payment with all of our other unsecured, unsubordinated indebtedness. The debt securities may include debentures, notes or other kinds of unsecured debt obligations. The amount of debt securities that we can issue under the indenture is unlimited.

     The description of the terms of the debt securities and indenture in this prospectus is a summary. When we offer to sell a series of debt securities, we will summarize in a prospectus supplement the particular terms of such series of debt securities that we believe will be the most important to your decision to invest in such series of debt securities. As the terms of such series of debt securities may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the debt securities, and the indenture, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of debt securities of such series. There may be other provisions in such debt securities and the indenture that are also important to you. You should carefully read these documents for a full description of the terms of such debt securities. The indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

     In this description, we include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement.

     The debt securities will not be secured by any of our property or assets. Accordingly, your ownership of debt securities will mean that you will be one of our unsecured creditors. Unless we tell you otherwise in an applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that may be issued by us or any of our subsidiaries. In addition, unless we tell you otherwise in an applicable prospectus supplement, the indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of debt, securing our debt or the issuance or repurchase of our debt securities, or any covenants or other provisions to afford protection to holders of debt securities in the event of a highly leveraged transaction or a change in control.

SPECIFIC TERMS OF DEBT SECURITIES

     We may issue the debt securities in one or more series through an indenture that supplements the indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

     A prospectus supplement will describe specific terms relating to the series of debt securities then being offered. These terms may include some or all of the following:

     -    the title and type of such debt securities;

     -    any limit on the total principal amount of such debt securities;

     - the date or dates on which the principal of such debt securities will be payable, or the method of determining and/or extending such date(s), and the amount or amounts of such principal payments;

     - the date or dates from which any interest will accrue, or the method of determining such date(s);

     - any interest rate or rates (which may be fixed or variable) that such debt securities will bear, or the method of determining or resetting such rate or rates, and the interest payment dates (if any) for such debt securities;

     - the circumstances, if any, in which payments of principal, premium, if any, or interest on such debt securities may be deferred;

     - the place or places where any principal, premium or interest payments may be made;

     - any optional redemption or other early payment provisions, including the period(s) within which, the price(s) at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, American may redeem or prepay such debt securities;

     - any provisions obligating American to repurchase or otherwise redeem such debt securities pursuant to sinking fund or analogous provisions, upon the occurrence of a specified event or at the holder's option;

     - if other than $1,000 denominations, the denominations in which such debt securities are issuable;

     - the amount of discount, if any, with which such debt securities will be issued;

     - if other than U.S. dollars, the currency, composite currency or currency units of payment of principal, premium, if any, and interest on such debt securities or in which the debt securities are denominated;

     - if applicable, the time period within which, the manner in which and the terms and conditions upon which a holder of a debt security can select the payment currency;

     - any index, formula or other method to be used for determining the amount of any payments on such debt securities;

     - if other than the outstanding principal amount, the amount that will be payable if the maturity of such debt securities is accelerated, or the method of determining such amount;

     - the person to whom any interest on such debt securities will be payable (if other than the registered holder of such debt securities on the applicable record date) and the manner in which it shall be payable;

     -    any changes to or additional events of default or covenants;

     - any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     - any provisions for the payment of additional amounts on debt securities, including additional amounts on debt securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of such debt securities in lieu of paying such additional amounts;

     - any provisions modifying the defeasance or covenant defeasance provisions that apply to such debt securities;

     - whether such debt securities will be issued in whole or in part in the form of one or more temporary or global securities, and, if so, the identity of the depositary for such global security or securities;

     - if temporary global debt securities are issued, any special terms and conditions for payments thereon and for exchanges or transfers of beneficial interests therein;

     -    appointment of any paying agent(s);

     - the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of American or any other person and any changes to the indenture to permit or facilitate such conversion or exchange;

     - if other than the laws of New York, the law governing such debt securities and the extent to which such other law governs;

     - whether an AMR guarantee will apply to such debt securities and, if so, the material terms thereof; and

     -    any other special terms of such debt securities.

(Section 3.1 of the indenture)

     Debt securities may also be issued under the indenture upon the exercise of warrants. See "Description of Debt Warrants".

     Unless we tell you otherwise in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

     Unless we tell you otherwise in the applicable prospectus supplement, debt securities will be issued in fully registered form without coupons. If debt securities of any series are issued in bearer form, the applicable prospectus supplement will describe special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to such debt securities and to payments on and transfer and exchange of such debt securities. Bearer debt securities generally will be transferable by delivery. (Section 3.5 of the indenture) The indenture refers to the bearer of a bearer debt security as the "holder" of that debt security. (Section 1.1 of the indenture)

     One or more series of debt securities may be sold at a substantial discount below their stated principal amount. Such a series of debt securities is issued at an "original issue discount". Typically, a debt security that is issued at an "original issue discount" will not bear interest or will bear interest at an interest rate that is below the market interest rate at the time of issuance. If we issue debt securities at an "original issue discount", the applicable prospectus supplement will describe certain special federal income tax and other considerations applicable to such debt securities.

     If the purchase price of any debt securities is payable in foreign currencies, composite currencies or currency units, if any debt securities are denominated in foreign currencies, composite currencies or currency units, or if any debt securities are payable in foreign currencies, composite currencies or currency units, the applicable prospectus supplement will describe the special restrictions, elections and other specific terms and federal income tax considerations and certain other important information, with respect to such debt securities and such foreign currencies, composite currencies or currency units.

     The principal, premium, interest or other payments on debt securities may be determined by reference to an index, formula or other method. Such an index, formula or other method may be based, without limitation, on the price of one or more commodities, derivatives or securities; a commodities, derivatives, securities exchange or other index; a foreign currency or currencies or one or more composite currencies or currency units; or any other variable or variables or any relationship between any variables or combination of variables. Holders of such debt securities may receive a principal payment or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable index, formula or other factor or changes in any applicable variable or variables. If we issue debt securities the payments on which are based on such an index, formula or other method, the applicable prospectus supplement will describe that index, formula or other method and other specific terms and certain special federal income tax and other considerations applicable to such debt securities.

     One or more series of debt securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities, or fixed rate debt securities exchangeable for variable rate debt securities. The applicable prospectus supplement will describe specific terms, federal income tax considerations and certain other important information.

     We may issue debt securities of a particular series at different times. In addition, we may issue debt securities within a series with terms different from the terms of other debt securities of that series.

     Subject to applicable law, we or any of our affiliates may at any time purchase or repurchase debt securities of any series in any manner and at any price. Debt securities of any series purchased by us or any of our affiliates may be held or surrendered by the purchaser of the debt securities for cancellation.

REGISTERED SECURITIES

     As noted above, unless we tell you in a prospectus supplement that the specific debt securities described in that prospectus supplement are bearer debt securities, the debt securities will be "registered securities". We and the trustee may treat the person in whose name a registered debt security is registered under any indenture as the owner of that debt security for all purposes, including for the purpose of receiving payments on that debt security. (Section 3.8 of the indenture) The indenture refers to each person in whose name a registered debt security is registered as the "holder" of that debt security. (Section 1.1 of the indenture)

     Except as described below under "Global Debt Securities" or in the applicable prospectus supplement, a holder can exchange or transfer debt securities in registered form at the office of the trustee. Initially, the trustee will act as our agent for registering such debt securities in the names of holders and transferring such debt securities. We may appoint another entity at any time to perform this role or we may perform it ourselves. The entity performing the role of maintaining the list of registered holders and performing transfers is called the "registrar". (Sections 3.5 and 9.2 of the indenture)

     Unless we tell you otherwise in the applicable prospectus supplement, a holder seeking to transfer or exchange a registered debt security will not be required to pay a service charge to us, the registrar or the trustee, but such holder may be required to pay any tax or other governmental charge associated with the transfer or exchange. (Section 3.5 of the indenture)

     If you are not the holder of any debt securities in registered form, your rights relating to those debt securities will be governed in part by applicable laws and by the account rules and policies of the broker, bank or financial intermediary through which you invest in such debt securities and any other financial intermediary that holds interests directly or indirectly in such debt securities (including any depositary referred to below under "Global Debt Securities"). None of American, AMR or the trustee has any responsibility for the account rules, policies, actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in a debt security in registered form.

     IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS, AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW SUCH BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

GLOBAL DEBT SECURITIES

     We may specify in the applicable prospectus supplement that the debt securities of a series will be issued in the form of fully registered global securities ("registered global securities"). Registered global securities will be registered in the name of a financial institution we select. This financial institution, which will be the sole direct holder of the registered global securities, is called the "depositary". We will identify any depositary in the applicable prospectus supplement. Any person wishing to own a debt security represented by a registered global security must do so indirectly by virtue of an account with a broker, bank or other financial intermediary that in turn has an account with the depositary, or with another financial intermediary that itself has an account with the depositary. The debt securities represented by the registered global securities may not be transferred to the name of any other holder unless the special circumstances described below occur.

     Special Investor Considerations for Registered Global Securities. Our obligations with respect to registered global securities, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered holders of those debt securities. For example, once a payment on a registered global security is made to the depositary, as sole holder of that registered global security, neither we nor the trustee has any further responsibility for that payment even if it is not passed along to the correct owners of the beneficial interests in that registered global security.

     As long as the debt securities are represented by registered global securities:

     - You cannot have debt securities registered in your name under the indenture.

     - You cannot receive physical certificates from us for your interest in the debt securities.

     - You must look to your own bank or broker or other financial intermediary for payments on the debt securities.

     - You will have no rights as a "holder" under the indenture. This means that, among other things, you will have no right to give any direction, approval or instruction directly to the trustee under the indenture.

     - You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

     - The depositary's policies will govern payments, transfers, exchanges and other matters relating to the registered global security. American, AMR and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the registered global security. American, AMR and the trustee also do not supervise the depositary in any way. In addition, American, AMR and the trustee have no responsibility for the actions or records of any broker, bank or other financial intermediary through which you hold (directly or indirectly) your beneficial interest in the registered global security.

     - Payment for purchases and sales in the market for corporate debentures and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a registered global security be purchased or sold within its system using same-day funds. This difference could have some effect on how registered global security interests trade, but we do not know what that effect will be.

     YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN DEBT SECURITIES REPRESENTED BY REGISTERED GLOBAL SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF SUCH DEBT SECURITIES. IN PARTICULAR, YOU SHOULD ASK HOW YOU WILL RECEIVE PAYMENTS AND WHETHER YOU WILL BE ABLE TO PROVIDE INSTRUCTIONS AS TO HOW THE DEPOSITARY SHOULD EXERCISE THE RIGHTS OF A "HOLDER" UNDER THE INDENTURE.

     Special Situations When a Registered Global Security Will Be Terminated. In the special situations described in the next paragraph, a registered global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, we believe that you likely will be able to choose whether to hold debt securities directly in your own name or indirectly through an account at a bank or broker or other financial intermediary. However, when a registered global security terminates, the depositary (and not American, AMR or the trustee) will be responsible for determining the names of the institutions that will be the initial direct holders of the debt securities. You must consult your own bank or broker or other financial intermediary at such time to find out how to have your interests in debt securities transferred to your own name, if you wish to become a direct holder.

     The special situations for termination of a registered global security are:

     - When the depositary notifies us that it is unwilling, unable or no longer qualifies to continue as depositary (unless a replacement depositary is named).

     - When we determine not to have any of the debt securities of a series represented by a registered global security and notify the trustee of our decision.

(Section 3.5 of the indenture) In addition, a prospectus supplement may list situations for terminating a registered global security that would apply only to the particular series of debt securities covered by that prospectus supplement.

     Bearer Global Securities. The debt securities of a series may also be issued wholly or partially in the form of one or more bearer global securities ("bearer global securities") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Sections 3.4 and 3.5 of the indenture) The applicable prospectus supplement will describe the specific terms and procedures, including the depositary arrangement, with respect to any portion of a series of debt securities to be represented by bearer global securities.

PAYMENTS

     Unless we tell you otherwise in the applicable prospectus supplement, we will generally deposit interest, principal and any other money due on the debt securities, in the designated currency, with the trustee, and the trustee will act as our agent for making payments on the debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of making payments is called the "paying agent". We may, at our option, make any interest payments on debt securities in registered form by having the trustee mail checks or make wire transfers to the registered holders listed in the registrar's records. (Sections 3.7(a) and 9.2 of the indenture) IF YOU ARE NOT THE HOLDER OF ANY DEBT SECURITIES IN REGISTERED FORM, YOU MUST MAKE YOUR OWN ARRANGEMENTS WITH THE BANK, BROKER OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES TO RECEIVE PAYMENTS.

     Unless we tell you otherwise in the applicable prospectus supplement, interest, if any, will be payable to each holder listed in the registrar's records at the close of business on a particular day in advance of each due date for interest, even if such holder no longer owns the debt security on the interest due date. That particular day is called the "record date" and will be stated in the prospectus supplement. (Section 3.7(a) of the indenture) Persons buying and selling debt securities between a record date and an interest payment date must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the registered holder on the record date.

     Unless we tell you otherwise in the applicable prospectus supplement, interest payable on any debt security in registered form that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the holder in whose name such debt security is registered on the relevant record date. Such defaulted interest will instead be payable to the person in whose name such debt security is registered on the special record date or other specified date determined in accordance with the indenture. (Section 3.7(b) of the indenture)

     We will make payments on debt securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement, subject to any relevant laws and regulations, at such paying agencies outside the United States as we may appoint from time to time. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement.

     Unless we tell you otherwise in the applicable prospectus supplement, if any payment date is not a business day, payments scheduled to be made on such payment date may be made on the next succeeding business day without additional interest.

     We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment designated for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any related coupons may be presented and surrendered for payment. (Section 9.2 of the indenture)

     Unless we tell you otherwise in the applicable prospectus supplement, any moneys or governmental obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest or other amounts on any debt security that remains unclaimed for two years after such principal, premium, if any, or interest or other amounts has become due and payable will, at our request, be repaid to us. After repayment to us, holders of such debt securities will be entitled to seek payment only from us as a general unsecured creditor.

NOTICES

     American and the trustee will send notices regarding debt securities in registered form only to registered holders, using their addresses as listed in the registrar's records. IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR OTHER FINANCIAL INTERMEDIARY THROUGH WHICH YOU

INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW YOU WILL RECEIVE SUCH NOTICES. Holders of bearer debt securities will be notified by publication as described in the prospectus supplement relating to such debt securities. (Section 1.6 of the indenture)

REDEMPTION

     Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

     The redemption features, if any, of any series of debt securities will be described in the applicable prospectus supplement. We may redeem debt securities in denominations larger than $1,000 but, unless we tell you otherwise in an applicable prospectus supplement, only in integral multiples of $1,000.

     Unless we state otherwise in an applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 15 days but not more than 60 days before the redemption date to the holders. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

CONSOLIDATION, MERGER OR SALE BY AMERICAN

     The indenture generally permits American to consolidate or merge with or into another entity and to sell or otherwise dispose of all or substantially all of its assets. However, we may not take any of these actions unless all the following conditions are met:

     - where we merge out of existence or sell or otherwise dispose of our assets, the other entity must be a corporation, limited liability company, partnership, trust or other person organized and existing under the laws of the United States of America or a State thereof, and it must agree to be legally responsible for all of American's obligations under the debt securities and the indenture;

     - the transaction must not cause a default on the debt securities and American must not already be in default (for this purpose, a "default" is an event that with notice or passage of time would become an event of default); and

     - American must deliver certain certificates and documents to the trustee.

     The remaining or acquiring person after any such transaction will be substituted for American under the indenture and the debt securities, and all obligations of American will terminate. (Section 7.1 of the indenture)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     The term "event of default" means, with respect to debt securities of any series, any of the following:

     - We fail to pay interest on a debt security of such series within 30 days of its due date.

     - We fail to pay principal or any premium on a debt security of such series, or we fail to deposit any mandatory sinking fund payment, within 10 days of its due date.

     - We remain in breach of a covenant in the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or the holders of at least 25% of the principal amount of the debt securities of the affected series.

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

     - There occurs any other "event of default" described in the applicable supplemental indenture or board resolution providing for the issuance of such series of debt securities.

(Section 5.1 of the indenture) An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities.

     The indenture requires the trustee to notify holders of the applicable series of debt securities of any uncured default within 90 days after such default occurs. The trustee may withhold notice, however, of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the holders' best interests. (Section 6.5 of the indenture)

     If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the affected series may declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities or debt securities payable in accordance with an index, formula or other method, such portion of the principal amount or other amount specified in the prospectus supplement) of all the debt securities of that series to be due and immediately payable. (Section 5.2 of the indenture) The holders of a majority in aggregate principal amount of the debt securities of the affected series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of or premium, if any, or interest, if any, on any debt security and certain other defaults. (Section 5.7 of the indenture)

     The holders of a majority in aggregate principal amount of the debt securities of the affected series (with the debt securities of each such series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee with respect to the debt securities of such series, as long as such direction does not conflict with any law or the indenture and subject to certain other limitations, including, if requested by the trustee, the provision of security or indemnity satisfaction to the trustee. (Section 5.8 of the indenture)

     Before a holder can bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

     - such holder must give the trustee written notice that an event of default has occurred and remains uncured;

     - the holders of at least 25% in aggregate principal amount of all debt securities of the relevant series must request the trustee in writing to take action because of the event of default, and must offer security or indemnity to the trustee against the cost and other liabilities of taking that action;

     - the trustee must not have taken action for 60 days after receipt of the above notice, request and indemnity; and

     - the holders of a majority in aggregate principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above request.

(Section 5.9 of the indenture)

     However, a direct holder is entitled to bring a lawsuit at any time for the payment of principal, premium, if any, and interest due on its debt securities after the due date. (Section 5.10 of the indenture)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON YOUR RIGHTS IN RESPECT OF THOSE DEBT SECURITIES FOLLOWING AN EVENT OF DEFAULT.

     We will file annually with the trustee a certificate as to American's compliance with all conditions and covenants of the indenture. (Section 9.7 of the indenture)

MODIFICATION OF THE INDENTURE

     There are three categories of changes we can make to the indenture and the debt securities.

     Changes Requiring Approval of Each Affected Holder. First, there are changes that cannot be made to the indenture and debt securities of any series without the approval of each holder of such debt securities who would be affected by such change. Following is a summary of those changes:

     - to change the time for payment of principal of or interest on a debt security;

     -    to reduce the amounts of principal of or interest on a debt security;

     - to reduce the amount of any premium payable upon the redemption of a debt security;

     - to reduce the amount payable upon acceleration of the maturity of an original issue discount debt security or a debt security payable in accordance with an index, formula or other method;

     -    to change the currency of payment on a debt security;

     -    to impair the right to sue for payment on a debt security;

     - to reduce the percentage of holders of debt securities of such series whose consent is needed to modify or amend the indenture or to waive compliance with certain provisions of the indenture or to waive certain defaults; or

     - to modify the provisions relating to waiver of certain defaults or modifications of the indenture and debt securities, other than to increase any percentage of holders required for such waivers and modifications, or to provide that other provisions of the indenture and debt securities may not be modified without consent of each affected holder.

(Section 8.2 of the indenture)

     Changes Not Requiring Approval. The second category of changes to the indenture and the debt securities does not require any vote by holders of debt securities. Following is a summary of those changes:

     - to reflect that another corporation or entity has succeeded American or AMR and assumed its covenants and obligations under, as applicable, the indenture, any debt securities and any related AMR guarantee;

     - to add to American's or AMR's covenants, to surrender any right or power of American, or AMR, or to comply with any SEC requirement in connection with the qualification of the indenture or any AMR guarantee;

     -    to add additional events of default with respect to any series;

     - to add or change any provisions to the extent necessary to facilitate the issuance of debt securities in bearer form or in global form;

     - to add, or to change or eliminate, any provision affecting debt securities not yet issued, including to make appropriate provisions for an AMR guarantee;

     -    to secure the debt securities;

     -    to establish the form or terms of debt securities;

     - to provide for the electronic delivery of supplemental indentures or debt securities of any series;

     - to evidence and provide for successor or additional trustees or to facilitate the appointment of a separate trustee or trustees for one or more series of debt securities;

     - if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

     - to correct or supplement any inconsistent provisions or to cure any ambiguity or correct any mistake in the indenture, any debt securities or any AMR guarantee; or

     - to make any other provisions with respect to matters or questions arising under the indenture, as long as such action does not materially adversely affect holders of the debt securities.

(Section 8.1 of the indenture)

     Changes Requiring a Majority Vote. The third category of changes to the indenture and the debt securities requires a vote in favor by holders of debt securities owning a majority of the principal amount of each particular series adversely affected. This category includes other changes to the indenture and debt securities not part of the first and second categories of changes to the indenture and debt securities described above. (Section 8.2 of the indenture)

     IF YOU ARE NOT THE HOLDER OF DEBT SECURITIES IN REGISTERED FORM, YOU SHOULD CONSULT WITH THE BROKER, BANK OR FINANCIAL INTERMEDIARY THROUGH WHICH YOU INVEST IN SUCH DEBT SECURITIES FOR INFORMATION ON HOW APPROVAL WILL BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR REQUEST A WAIVER OF ANY OF ITS TERMS.

SATISFACTION AND DISCHARGE

     The indenture provides that when, among other things, all debt securities of a series not previously delivered to the trustee for cancellation:

     -    have become due and payable,

     - will become due and payable at their stated maturity within one year, or

     - are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we have deposited or caused to be deposited with the trustee, money or certain governmental obligations or a combination thereof in an amount to be sufficient to pay and discharge the entire indebtedness on debt securities of such series not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect with respect to such series of debt securities, and we will be deemed to have satisfied and discharged the indenture with respect to such series of debt securities. (Section 4.1 of the indenture)

DEFEASANCE

     Unless we tell you otherwise in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will apply to each series of debt securities. (Article IV of the indenture)

     Full Defeasance. Under certain circumstances, we can legally release ourselves from any payment or other obligations on the debt securities of any series (called "full defeasance") if we put in place the following arrangements for the holders of those debt securities to be repaid:

     - we must irrevocably deposit in trust for the holders' benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

     - we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in federal tax law as in effect on the date of this prospectus or an Internal Revenue Service ruling that lets us make the above deposit without causing holders to be taxed on the debt securities of such series any differently than if American did not make the deposit and simply repaid such debt securities itself.

(Sections 4.4 and 4.6 of the indenture)

     If we ever did accomplish full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment on the debt securities of the particular series defeased. Holders could not look to American or to any AMR guarantee for repayment if a shortfall occurred.

     American may exercise its full defeasance option even if it has previously exercised its covenant defeasance option. If American exercises its full defeasance option, payment of the particular series of debt securities defeased may not be accelerated because of a default or an event of default. (Section 4.4 of the indenture)

     Covenant Defeasance. Under certain circumstances, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities of any series. This is called "covenant defeasance". In that event, holders of those debt securities would lose the protection of those restrictive covenants but would gain the protection of having money and certain governmental obligations set aside in trust to repay such debt securities. To achieve covenant defeasance, we must do the following:

     - we must irrevocably deposit in trust for the holders' benefit a combination of money and certain governmental obligations specified in the indenture that will generate enough money to pay when due the principal of and any premium or interest on the debt securities of such series and to make any mandatory sinking fund payments on such debt securities; and

     - we must deliver to the trustee a legal opinion of our counsel confirming that, under federal tax law as in effect at the time of such deposit, American may make such deposit without causing holders to be taxed on the debt securities of such series any differently than if American did not make the deposit and simply repaid such debt securities itself.

(Sections 4.5 and 4.6 of the indenture)

     If American exercises its covenant defeasance option with respect to the debt securities of a series, certain restrictive covenants of the indenture and certain events of default would no longer apply to such series. (Section 4.5 of the indenture) If one of the remaining events of default occurred, however, and payment of the debt securities of such series was accelerated, there could be a shortfall between the amount in the trust deposit at that time and the amount then due on such series. Holders could still look to American for payment of such debt securities if there were such a shortfall. Depending on the event causing the default (such as American's bankruptcy), however, holders may not be able to obtain payment of the shortfall from American.

GUARANTEE OF AMR CORPORATION

     Our parent, AMR Corporation, may guarantee unconditionally our obligations under any series of debt securities and the indenture as described in the applicable prospectus supplement. If AMR guarantees these obligations under any series of debt securities, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the debt securities against American, and will be an unsecured obligation of AMR.

THE TRUSTEE

     Wilmington Trust Company is the trustee under the indenture. Wilmington Trust Company acts as trustee with respect to certain other financing transactions of ours and of our affiliates. Wilmington Trust Company may from time to time provide banking or other services to us and our affiliates.

                          DESCRIPTION OF DEBT WARRANTS

     We may elect to offer warrants to purchase debt securities ("Debt Warrants"). We may issue debt warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the debt warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the debt warrants that we offer.

     The description of our debt warrants in this prospectus is a summary. When we offer to sell debt warrants, we will summarize in a prospectus supplement the particular terms of such debt warrants and the applicable warrant agreement that we believe will be the most important to your decision to invest in such debt warrants. As the terms of such debt warrants may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the warrant certificate relating to such debt warrants and the warrant agreement, and not the summaries in this prospectus or such prospectus supplement, which defines your rights as a holder of such debt warrants. There may be other provisions in the warrant certificate relating to such debt warrants and the warrant agreement that are also important to you. You should carefully read these documents for a full description of the terms of such debt warrants. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     A prospectus supplement will describe specific terms of the debt warrants, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms may include some or all of the following:

     -    the title of the debt warrants;

     -    the debt securities for which the debt warrants are exercisable;

     -    the aggregate number of the debt warrants;

     - the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

     - if other than U.S. dollars, the currency, composite currency or currency units in which such debt warrants are to be issued or for which the debt warrants may be exercised;

     - the procedures and conditions relating to the exercise of the debt warrants;

     - the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

     - the date, if any, from which you may separately transfer the debt warrants and the related securities;

     - the date on which your rights to exercise the debt warrants commence, and the date on which your rights expire;

     - the maximum or minimum number of the debt warrants which you may exercise at any time;

     -    any mandatory or optional redemption provisions;

     -    information with respect to book entry procedures, if any;

     - if applicable, a discussion of material federal income tax considerations;

     - the terms of the securities you may purchase upon exercise of the debt warrants; and

     - any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants.

     We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and you may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

EXERCISE OF DEBT WARRANTS

     We will describe in the prospectus supplement relating to the debt warrants the principal amount or the number of our debt securities that you may purchase for cash upon exercise of a debt warrant, and the exercise price. You may exercise a debt warrant as described in the prospectus supplement relating to the debt warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised debt warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

     We will forward the debt securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the debt warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining debt warrants.

GUARANTEE OF AMR CORPORATION

     Our parent, AMR Corporation, may guarantee unconditionally our obligations under the debt warrants and the applicable warrant agreement as described in the applicable prospectus supplement. If AMR guarantees these obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in such prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce the debt warrants against American, and will be an unsecured obligation of AMR.

                              PLAN OF DISTRIBUTION

     We may sell securities from time to time in one or more transactions. We may sell the securities of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell securities. We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Our agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

UNDERWRITERS

     We may sell securities to underwriters. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may solicit directly offers to purchase the securities, and we may sell securities directly to purchasers without the involvement of underwriters or agents. We will describe the terms of our direct sale in the applicable prospectus supplement.

DEALERS

     We may use a dealer to sell the securities. If we use a dealer, we, as principal, will sell the securities to the dealer who will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

OTHER MEANS OF DISTRIBUTION

     Securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms ("remarketing firms") acting as principals for their own accounts or as our agents in connection with a remarketing of such securities following their purchase or redemption. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

DELAYED DELIVERY CONTRACTS

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

GENERAL INFORMATION

     Unless the applicable prospectus supplement states otherwise, each series of securities will be a new issue of securities and will have no established trading market. We may elect to list any series of securities on any exchange or market, but we are not obligated to do so. Any underwriters to whom the securities are sold for a public offering may make a market in those securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the securities.

     Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, American, AMR or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for American and, if applicable, AMR by their General Counsel and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 or other counsel that we may name in the applicable prospectus supplement. Shearman & Sterling LLP from time to time represents American and AMR with respect to certain matters.

                                     EXPERTS

     The consolidated financial statements and schedules of American and AMR included in American's and AMR's Annual Reports on Form 10-K for the year ended December 31, 2002, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about American's and AMR's ability to continue as a going concern as described in Note 2 to the American and AMR consolidated financial statements) appearing therein. Such consolidated financial statements and schedules are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The information in this Prospectus is not complete and may be changed. We cannot sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2003

PROSPECTUS

                                 $3,000,000,000

                             AMERICAN AIRLINES, INC.

                                   -----------

     By this prospectus, we may offer from time to time up to $3,000,000,000 of the pass through certificates by one or more pass through trusts to be formed by American Airlines, Inc. described in this prospectus.

     We will provide specific terms of the securities in a prospectus supplement to this prospectus. A prospectus supplement may also change or update information contained in this prospectus.

     Before you invest in any of these securities, you should carefully read this prospectus, including the documents and other information we have referred to under the heading "Where You Can Find More Information", and the prospectus supplement relating to the specific issue of pass through certificates .

     We will not use this prospectus to confirm sales of any of our pass through certificates unless it is attached to a prospectus supplement .

THE PASS THROUGH CERTIFICATES:

     --   Will be issued in one or more series.

     -- Will be payable at the times and in the amounts specified in the accompanying prospectus supplement.

     -- Will represent interests in the relevant trust only, will be paid only from the assets of that trust and will not represent obligations of, or be guaranteed by, American.

     --   May have one or more forms of credit support.

EACH PASS THROUGH TRUST:

     --   Will own:

     - equipment notes of one or more series or notes issued by a trust or other entity secured by equipment notes, and

     - other property described in this prospectus and the accompanying prospectus supplement.

     -- Will pass through payments on the equipment notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

     -- Will be, except as otherwise described in the applicable prospectus supplement, either:

     -    owned aircraft notes issued by American, or

     - leased aircraft notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related equipment notes, subject to some limited exceptions.

AMR CORPORATION GUARANTEES:

     -- To the extent stated in the applicable prospectus supplement, our payment obligations in respect of any equipment notes or the leases relating to any equipment notes will be fully and unconditionally guaranteed by our parent, AMR Corporation.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE DATE OF THIS PROSPECTUS IS      , 2003

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND THOSE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THE APPLICABLE DOCUMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR SUCH PROSPECTUS SUPPLEMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
About This Prospectus...........................................................................    1
Where You Can Find More Information.............................................................    2
Special Note Regarding Forward-Looking Statements...............................................    2
The Company.....................................................................................    3
Ratios of Earnings to Fixed Charges.............................................................    4
Formation of the Trusts.........................................................................    4
Use of Proceeds.................................................................................    5
Description of the Pass Through Certificates....................................................    7
Description of the Equipment Notes..............................................................   19
Credit Enhancements.............................................................................   24
Certain Federal Income Tax Consequences.........................................................   25
Certain Delaware Taxes..........................................................................   27
ERISA Considerations............................................................................   27
Plan of Distribution............................................................................   28
Legal Opinions..................................................................................   29
Experts.........................................................................................   29

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we and our parent, AMR Corporation, filed jointly with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus from time to time using this prospectus together with a prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we offer pass through certificates, we will provide a prospectus supplement that will contain specific information about that offering. We may also add, update or change information contained in this prospectus through one or more prospectus supplements to this prospectus. If there is any inconsistency between the information in this Prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

     This prospectus does not contain all of the information set forth in the registration statement that we filed with the SEC or in the exhibits to that registration statement. For further information about American Airlines, Inc., AMR Corporation, or the securities, you should refer to that registration statement and its exhibits. Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the SEC relating to the securities can be obtained from the SEC, as described below under "Where You Can Find More Information".

     In this prospectus, references to "American", the "Company", "we", "us" and "our" refer to American Airlines, Inc. and references to "AMR" refer to our parent, AMR Corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

     We and AMR file annual, quarterly and special reports, proxy statements (in the case of AMR only) and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

     We "incorporate by reference" in this prospectus certain documents that we and AMR file with the SEC, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus; and

     - information that we and AMR file later with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below and all documents that American or AMR files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and until the offering of all the pass through certificates hereunder has been completed, other than current reports (or portions thereof) furnished under Items 9 or 12 of Form 8-K:

     - Annual Reports of American and of AMR on Form 10-K for the year ended December 31, 2002;

     - Quarterly Reports of American and of AMR on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     - Current Reports of American on Form 8-K filed on January 22, 2003, April 1, 2003 (two Reports filed on this date), April 17, 2003, April 23, 2003, April 25, 2003, June 12, 2003, June 25, 2003, July 3, 2003
          (8-K/A), July 16, 2003, August 1, 2003, October 22, 2003; and

     - Current Reports of AMR on Form 8-K filed on January 22, 2003, April 1, 2003 (two Reports filed on this date), April 17, 2003 (Report with respect to labor matters), April 23, 2003, April 25, 2003, May 2, 2003, June 11, 2003, June 25, 2003, July 3, 2003 (8-K/A), July 16,
          2003, August 1, 2003, October 22, 2003, October 24, 2003 (8-K/A).

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

         Corporate Secretary
         American Airlines, Inc.
         P.O. Box 619616, Mail Drop 5675
         Dallas/Fort Worth Airport, Texas 75261-9616
         (817) 967-1254

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act which represent our expectations or beliefs concerning future events. When used in this prospectus and in documents incorporated herein by reference, the words "believes", "expects", "plans", "anticipates", and similar expressions are intended to identify forward-looking statements.

     Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, expectations as to future financing needs, overall economic conditions and plans and objectives for future operations, the impact on us of the events of September 11, 2001 and of our results of operations for the past two years and the sufficiency of our and AMR's financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured.

     All forward-looking statements in this prospectus and the documents incorporated by reference are based upon information available to us on the date of this prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations.

     The following factors, in addition to those discussed under the caption "Risk Factors" in each prospectus supplement and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: the uncertain financial and business environment we face, the struggling economy, high fuel prices and the availability of fuel, the residual effects of the war in Iraq, conflicts in the Middle East, historically low fare levels and the general competitive environment, our ability to implement our restructuring program and the effect of the program on our operational performance and service levels, uncertainties with respect to our international operations, changes in our business strategy, actions by U.S. or foreign government agencies, the possible occurrence of additional terrorist attacks, another outbreak of SARS, our or AMR's inability to satisfy existing liquidity requirements or other covenants in certain of our or AMR's credit agreements and the availability of future financing.

     Additional information concerning these and other factors is contained in our and AMR's SEC filings, including but not limited to our and AMR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and our and AMR's Annual Reports on Form 10-K for the year ended December 31, 2002.

                                   THE COMPANY

     American Airlines, Inc., the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American (through a wholly owned subsidiary, TWA Airlines LLC ("TWA LLC")) purchased substantially all of the assets and assumed certain liabilities of Trans World Airlines, Inc. ("TWA"), the eighth largest U.S. carrier. American, including TWA LLC, is the largest scheduled passenger airline in the world. At the end of 2002, American provided scheduled jet service to more than 152 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system.

     The postal address for both American's and AMR's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234). AMR's Internet address is http://www.amrcorp.com. Information on AMR's website is not incorporated into this prospectus and is not a part of this prospectus.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of American (including for purposes of this table and the following footnotes TWA
LLC) and AMR for the periods indicated:

                                               YEAR ENDED DECEMBER 31,                       NINE MONTHS ENDED
                                          ---------------------------------                  ------------------
                                          1998     1999      2000      2001     2002         SEPTEMBER 30, 2003
                                          ----     ----      ----      ----     ----         ------------------
Ratio of Earnings to Fixed Charges

     American.........................    2.82     1.95       2.07     (1)      (3)                  (5)
     AMR..............................    2.55     1.72       1.87     (2)      (4)                  (6)

     (1) In April 2001, the board of directors of American approved the unconditional guarantee by American (the "American Guarantee") of the existing debt obligations of AMR. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

     (2) For the year ended December 31, 2001, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $2,900 million to achieve a ratio of earnings to fixed charges of 1.0.

     (3) At December 31, 2002, American's exposure under the American Guarantee was approximately $636 million with respect to unsecured debt and approximately $538 million with respect to secured debt. For the year ended December 31, 2002, earnings were not sufficient to cover fixed charges. American needed additional earnings of $3,749 million to achieve a ratio of earnings to fixed charges of 1.0.

     (4) For the year ended December 31, 2002, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $3,946 million to achieve a ratio of earnings to fixed charges of 1.0.

     (5) At September 30, 2003, American's exposure under the American Guarantee was approximately $936 million with respect to unsecured debt and approximately $503 million with respect to secured debt. For the nine months ended September 30, 2003, earnings were not sufficient to cover fixed charges. American needed additional earnings of $1,239 million to achieve a ratio of earnings to fixed charges of 1.0.

     (6) For the nine months ended September 30, 2003, AMR earnings were not sufficient to cover fixed charges. AMR needed additional earnings of $1,171 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, "earnings" represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.

                             FORMATION OF THE TRUSTS

     We have entered into a pass through trust agreement (the "basic agreement") with U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee (the "trustee"). Each series of pass through certificates will be issued by a separate trust. Each separate trust will be formed pursuant to the basic agreement and a specific supplement to the basic agreement (each, a "trust supplement") between American and the trustee or among American, AMR and the trustee. All pass through certificates issued by a particular trust will represent fractional undivided interests in such trust and the property held in such trust, and, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement, will have no rights, benefits or interest in respect of any other trust or the property held in any other trust.

     Concurrently with the execution and delivery of each trust supplement, the trustee, on behalf of the trust formed by the trust supplement, will enter into one or more agreements (each such agreement being herein referred to as a "note purchase agreement") pursuant to which it will agree to purchase one or more equipment notes. Except to the extent set forth in the applicable prospectus supplement, all of the equipment notes that constitute the property of any one trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the pass through certificates issued by such trust. The maturity dates of the equipment notes acquired by each trust will occur on or before the final expected distribution date applicable to the pass through certificates issued by such trust. The trustee will distribute principal, premium, if any, and interest payments received by it as holder of the equipment notes to the registered holders of pass through certificates (the "certificateholders") of the trust in which such equipment notes are held, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement.

                                 USE OF PROCEEDS

     Except as set forth in the applicable prospectus supplement, the trustee for each trust will use the proceeds from the sale of the pass through certificates issued by such trust to purchase one or more equipment notes or notes issued by a separate trust or other entity secured by equipment notes. Equipment notes may be owned aircraft notes or leased aircraft notes. Any trust may hold owned aircraft notes and leased aircraft notes simultaneously. The owned aircraft notes will be secured by certain aircraft owned or to be owned by American ("owned aircraft"), and the leased aircraft notes will be secured by certain aircraft leased or to be leased to American ("leased aircraft"). In certain cases, owned aircraft notes or leased aircraft notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

     In addition, to the extent set forth in the applicable prospectus supplement, each trust may hold (exclusively, or in combination with owned aircraft notes, leased aircraft notes or both) equipment notes secured by aircraft engines, spare parts, appliances or other equipment or personal property owned or to be owned by, or leased or to be leased to, American. Such equipment notes, and the property securing them, will be subject to the considerations, terms, conditions, and other provisions described in the applicable prospectus supplement, which considerations, terms, conditions and other provisions will be, except as set forth in the applicable prospectus supplement, generally analogous to those described in this prospectus with respect to the equipment notes and the owned or leased aircraft securing them.

     Also, to the extent set forth in the applicable trust supplement, a trust may hold (exclusively, or in combination with equipment notes) pass through certificates or beneficial interests in such certificates previously issued by a trust that holds equipment notes.

     A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt related to the same owned or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement establishing priorities among series of pass through certificates. Also, a liquidity facility, surety bond, financial guarantee, interest rate or other swap or other arrangement may support one or more payments on the equipment notes or pass through certificates of one or more series. In addition, the trustee may enter into servicing, remarketing, appraisal, put or other agreements relating to the collateral securing the equipment notes. We will describe any such credit enhancements or other arrangements or agreements in the applicable prospectus supplement.

     To the extent that the trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of such pass through certificates, it will hold such proceeds for the benefit of the holders of such pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the trustee does not subsequently use any portion of such proceeds to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, it will return that portion of such proceeds to the holders of such pass through certificates.

     In addition, we may offer pass through certificates subject to delayed aircraft financing arrangements, such as the following:

     - A trust may purchase leased aircraft notes issued by an owner trustee prior to the purchase of certain leased aircraft by such owner trustee or the commencement of the related lease.

     - A trust may purchase owned aircraft notes issued by American prior to the expected delivery date of certain owned aircraft.

     - The proceeds of the offering of such pass through certificates may be invested with a depositary or represented by escrow receipts until used to purchase equipment notes.

     - At the date of issuance of the pass through certificates, it may not yet be determined if the trust will purchase owned aircraft notes or leased aircraft notes.

In such circumstances, we will describe in the prospectus supplement how the proceeds of the pass through certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The description of the terms of the pass through certificates and basic agreement in this prospectus is a summary. When we offer to sell a series of pass through certificates, we will summarize in a prospectus supplement the particular terms of such series of pass through certificates that we believe will be the most important to your decision to invest in such series of pass through certificates. As the terms of such series of pass through certificates may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus. You should keep in mind, however, that it is the pass through certificates, the basic agreement and the applicable trust supplement, and not the summaries in this prospectus or such prospectus supplement, which define your rights as a holder of pass through certificates of such series. There may be other provisions in such pass through certificates, the basic agreement and the applicable trust supplement that are also important to you. You should carefully read these documents for a full description of the terms of such pass through certificates. The basic agreement is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the basic agreement. American will file with the SEC the trust supplement relating to each series of pass through certificates and the forms of indenture, lease (if any), note purchase agreement, intercreditor and subordination agreement (if any) and credit support agreement (if any) relating to any offering of pass through certificates as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     The aggregate face amount of pass through certificates that we can issue under the basic agreement is unlimited.

GENERAL

     We expect that the pass through certificates of each trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate trust created by the basic agreement and the trust supplement pursuant to which such pass through certificate is issued, and all payments and distributions will be made only from the trust property of each trust. The trust property is expected to include (i) the equipment notes, or notes issued by a trust or other entity secured by equipment notes, held in such trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement, (ii) funds from time to time deposited with the trustee in accounts relating to such trust and (iii) if so specified in the applicable prospectus supplement, rights under any cross-subordination or cross-collateralization arrangements, monies receivable under any credit support agreement and any other rights or property described therein.

     Except to the extent described above under "Use of Proceeds" or in the applicable prospectus supplement, equipment notes may be owned aircraft notes or leased aircraft notes. American will issue owned aircraft notes under separate trust indentures (the "owned aircraft indentures") between American and a bank, trust company or other institution or person specified in the related prospectus supplement, as trustee thereunder (in such capacity, herein referred to as the "loan trustee"). The owned aircraft notes will be recourse obligations of American. The owned aircraft may secure additional debt or be subject to other financing arrangements.

     Leased aircraft notes will be issued in connection with the leveraged lease of leased aircraft to American. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to American under a lease (a "lease") between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an "owner trustee") of a separate trust for the benefit of one or more beneficial owners (each, an "owner participant") of the leased aircraft. Owner participants may include American or affiliates of American. The owner trustee will issue the leased aircraft notes on a non-recourse basis under separate trust indentures (the "leased aircraft indentures") between it and the applicable loan trustee to finance or refinance a portion of the cost to it of the applicable leased aircraft. The owner trustee will obtain a portion of the funding for the leased aircraft from the equity investments of the related owner participants and, to the extent set forth in the applicable prospectus supplement, additional debt secured by such leased aircraft or other sources. No owner trustee or owner participant, however, will be personally liable for any principal or interest payable under the related leased aircraft indenture or the leased aircraft notes issued thereunder. The rents and other amounts payable by American under the lease relating to any leased aircraft will be in amounts sufficient to pay when due all principal and interest payments on the leased aircraft notes issued under the leased aircraft indenture in respect of such leased aircraft, subject to some limited exceptions. The leased aircraft also may be subject to other financing arrangements. Among other things, the owner trustee with respect to a particular leased aircraft may refinance any existing related leased aircraft notes through the issuance by a separate trust or other entity of notes secured by such leased aircraft notes. We will describe any such other financing arrangements in the applicable prospectus supplement.

     Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and, to the extent set forth in the applicable trust supplement, other property held in the related trust. Unless otherwise specified in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one pass through certificate of each series may be issued in a different denomination. The pass through certificates do not represent indebtedness of the trusts, and references in this prospectus or in any prospectus supplement to interest accruing on the pass through certificates are included for purposes of computation only. The pass through certificates do not represent an interest in or obligation of American, AMR, the trustee, any of the loan trustees or owner trustees in their individual capacities, any owner participant, or any of their respective affiliates. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the applicable trust as provided in the basic agreement and the applicable trust supplement.

     A trust may hold owned aircraft notes or leased aircraft notes that are subordinated in right of payment to other equipment notes or other debt relating to the same or certain related owned aircraft or leased aircraft. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of pass through certificates. Also, payments in respect of the pass through certificates of one or more series, or the equipment notes of one or more series, or both, may be supported by a credit support arrangement. See "Credit Enhancements" below. Any such intercreditor, subordination or credit support arrangements will be described in the applicable prospectus supplement. This description assumes that the pass through certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the pass through certificates will differ in some respects from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from any such credit enhancements.

     In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to certain delayed aircraft financing arrangements. See "Description of the Equipment Notes -- General" below. In the event of any delayed aircraft financing arrangements, certain terms of the pass through certificates will differ in some respects from the terms described in this Prospectus. The applicable prospectus supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

     Interest will be passed through to certificateholders of each trust at the rate per annum payable on the equipment notes held in such trust, as set forth for such trust on the cover page of the applicable prospectus supplement, subject to the effect of any cross-subordination or cross-collateralization provisions described in the applicable prospectus supplement.

     Reference is made to the applicable prospectus supplement for a description of the specific series of pass through certificates being offered thereby, which may include:

     - the specific designation and title of such pass through certificates and the related trust;

     - the regular distribution dates (as defined below) and special distribution dates (as defined below) applicable to such pass through certificates;

     - if other then U.S. dollars, the currency or currencies (including composite currencies or currency units) in which such pass through certificates may be denominated or payable;

     - the specific form of such pass through certificates, including whether or not such pass through certificates are to be issued in accordance with a book-entry system or in bearer form;

     - a description of the equipment notes to be purchased by such trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such equipment notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to leased aircraft notes, the owner trustee or owner participant, (b) the payment priority of such equipment notes in relation to any other equipment notes or other debt issued with respect to the same aircraft, (c) any additional security or liquidity or other credit enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of equipment notes of different priorities issued with respect to the same aircraft;

     - a summary description of the related aircraft or other collateral securing the equipment notes, including, if determined, whether any such aircraft is a leased aircraft or an owned aircraft;

     - a description of the related note purchase agreement and related indentures, including a description of the events of default under the related indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such equipment notes;

     - if such pass through certificates relate to leased aircraft, a description of the related leases, including (a) the names of the related owner trustees, (b) a description of the events of default under the related leases, the remedies exercisable upon the occurrence of such events of default and any material limitations on the exercise of such remedies with respect to the applicable leased aircraft notes, and (c) the rights, if any, of the related owner trustee or owner participant to cure failures of American to pay rent under the related Lease;

     - the extent, if any, to which the provisions of the operative documents applicable to such equipment notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such equipment notes;

     - cross-default or cross-collateralization provisions in the related indentures, if any;

     - a description of any intercreditor, subordination or similar provisions among the holders of pass through certificates, including any cross-subordination provisions and provisions relating to control of remedies and other rights among the holders of pass through certificates issued by separate trusts;

     - any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

     - a description of any deposit or escrow agreement, any liquidity or credit facility, surety bond, financial guarantee or other arrangement providing collateralization, credit support or liquidity enhancements for any series of pass through certificates or any class of equipment notes; and

     - a description of any other special terms pertaining to such pass through certificates, including any modification of the terms set forth herein.

     If any pass through certificates relate to equipment notes that are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such pass through certificates and such foreign or composite currency or currency units will be set forth in the applicable prospectus supplement.

     If any pass through certificates relate to equipment notes that are sold at a substantial discount below the principal amount of such equipment notes, special United States federal income tax considerations and other special information with respect to such pass through certificates will be set forth in the applicable prospectus supplement.

     Unless we state otherwise in an applicable prospectus supplement, the basic agreement does not and the indentures will not contain any financial covenants or other provisions that protect certificateholders in the event we issue a large amount of debt or are acquired by another entity (including in a highly leveraged transaction). However, the certificateholders of each series will have the benefit of a lien on the specific aircraft or, to the extent set forth in the applicable trust supplement, other property securing the related equipment notes held in the related trust. See "Description of the Equipment Notes -- Security".

     To the extent described in a prospectus supplement, American will have the right to surrender pass through certificates issued by a trust to the trustee for such trust. In such event, the trustee will transfer to American an equal principal amount of equipment notes under the related indentures designated by American and will cancel the surrendered pass through certificates.

BOOK-ENTRY REGISTRATION

General.

     Except as otherwise described in the applicable prospectus supplement, pass through certificates will be subject to the provisions described below.

     Upon issuance, each series of pass through certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such pass through certificates (a "certificate owner") will be entitled to receive a certificate representing such person's interest in such pass through certificates, except as set forth below under "-- Definitive Certificates". Unless and until definitive certificates (as defined below) are issued under the limited circumstances described herein, all references in this prospectus and in any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants (as defined below), and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such pass through certificates, or to DTC participants for distribution to certificate owners in accordance with DTC procedures.

     DTC has advised American that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC participants") and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ("indirect participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC rules"), DTC is required to make book-entry transfers of pass through certificates among DTC participants on whose behalf it acts with respect to the pass through certificates. Certificate owners that are not DTC participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, pass through certificates may do so only through DTC participants. DTC participants and indirect participants with which certificate owners have accounts with respect to the pass through certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the DTC rules, DTC is required to receive and transmit to the DTC participants distributions of principal of, premium, if any, and interest with respect to the pass through certificates. Certificate owners thus will receive all distributions of principal, premium, if any, and interest from the trustee through DTC participants or indirect participants, as the case may be. Under this book-entry system, certificate owners may experience some delay in their receipt of payments because such payments will be forwarded by the trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC participants in amounts proportionate to the amount of such DTC participants' respective holdings of beneficial interests in the pass through certificates, as shown on the records of DTC or its nominee. Distributions by DTC participants to indirect participants or certificate owners, as the case may be, will be the responsibility of such DTC participants.

     Unless and until definitive certificates are issued under the limited circumstances described herein, the only "certificateholder" under the basic agreement will be Cede, as nominee of DTC. Certificate owners therefore will not be recognized by the trustee as certificateholders, as such term is used in the basic agreement, and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and DTC participants. DTC has advised American that it will take any action permitted to be taken by certificateholders under the basic agreement only at the direction of one or more DTC participants to whose accounts with DTC the pass through certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by certificateholders of a certain percentage of beneficial interest in each trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC participants and by DTC participants to indirect participants and to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect participants, the ability of a certificate owner to pledge pass through certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such pass through certificates, may be limited due to the lack of a physical certificate for such pass through certificates.

     None of American, AMR or the trustee or any agent of American, AMR or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the pass through certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC participant or any indirect participant of their respective obligations under the DTC rules or any other statutory, regulatory, contractual or customary procedures governing their operations.

     The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to pass through certificates denominated in a currency other than United States dollars.

     The information contained in this prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

Same-Day Settlement and Payment.

     As long as pass through certificates are registered in the name of DTC or its nominee, all payments made by American to the loan trustee under any lease or any owned aircraft indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the pass through certificates of any trust, will be passed through to DTC in immediately available funds.

     Any pass through certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the pass through certificates will therefore be required by DTC to settle in immediately available funds.

Definitive Certificates.

     Pass through certificates will be issued in certificated form ("definitive certificates") to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) American advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such pass through certificates and American is unable to locate a qualified successor, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificate owners with fractional undivided interests aggregating not less than a majority in interest in such trust advise the trustee, American and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the certificate owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all affected certificate owners through DTC participants of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the pass through certificates and receipt of instructions for re-registration, the trustee will reissue the pass through certificates as definitive certificates to certificate owners.

     Distributions of principal of, premium, if any, and interest on the pass through certificates will thereafter be made by the trustee, in accordance with the procedures set forth in the basic agreement and the applicable trust supplements, directly to holders in whose names such definitive certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the trustee. The final payment on any pass through certificate, however, will be made only upon presentation and surrender of such pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

     Definitive certificates will be transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the basic agreement and the applicable trust supplements. Unless otherwise provided in the applicable prospectus supplement, no service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

     American will make scheduled payments of principal and interest on the owned aircraft notes to the loan trustee under the related indenture, and the loan trustee will distribute such payments to the trustee for each trust that holds such owned aircraft notes.

     Upon the commencement of the lease for any leased aircraft, American will make scheduled rental payments for each leased aircraft under the related lease, and these scheduled rental payments will be assigned under the applicable indenture by the related owner trustee to the loan trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the leased aircraft notes issued by such owner trustee. The loan trustee will distribute such payments to the trustee for each trust that holds such leased aircraft notes. After the loan trustee has distributed such payments of principal and interest on the leased aircraft notes to the trustee for such trusts, the loan trustee will, except under certain circumstances, pay the remaining balance, if any, of such scheduled rental payments to the owner trustee for the benefit of the related owner participant.

     Subject to the effect of any cross-subordination or cross-collateralization provisions set forth in the applicable prospectus supplement, payments of principal, premium, if any, and interest with respect to the equipment notes held in each trust received by the trustee will be distributed by the trustee to certificateholders of such trust on the dates and in the currency specified in the applicable prospectus supplement, except in certain cases when some or all of such equipment notes are in default as described in the applicable prospectus supplement.

     Payments of principal of and interest on the equipment notes held in each trust will be scheduled to be received by the trustee on the dates specified in the applicable prospectus supplement (such scheduled payments of principal and interest are referred to as "scheduled payments", and the dates specified in the applicable prospectus supplement for distribution of scheduled payments by the trustee to the certificateholders are referred to as "regular distribution dates"). Subject to the effect of any cross-subordination or cross-collateralization provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payments received by the pass through trustee on or before such regular distribution date. If a scheduled payment is not received by the pass through trustee on or before a regular distribution date, but is received within five days thereafter, it will be distributed on the date received to the certificateholders. Each such distribution of a scheduled payment will be made by the pass through trustee to the holders in whose names the certificates of such trust are registered at the close of business on the 15th day preceding such regular distribution date, subject to certain exceptions. Subject to the effect of any cross-subordination or cross-collateralization provisions set forth in the applicable prospectus supplement, each certificateholder of a trust will be entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the equipment notes held in such trust.

     Payments of principal, premium, if any, and interest received by the trustee on account of the early redemption or purchase, if any, of any of the equipment notes relating to one or more aircraft held in a trust, payments received by the trustee following an event of default in respect of any such equipment notes (including payments received by the trustee on account of the sale of such equipment notes by the trustee or payments received by the trustee with respect to the leased aircraft notes on account of the purchase of such notes by the related owner trustee or owner participant) and any other payments designated as special payments in the applicable trust supplement ("special payments") will be distributed on the date or dates determined as described in the applicable prospectus supplement (each, a "special distribution date"). The trustee will mail notice to the certificateholders of record of the applicable trust stating any such anticipated special distribution date.

     If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on such regular distribution date or special distribution date may be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each trust indicates, as of any date, the original aggregate face amount of the pass through certificates of such trust less the aggregate amount of all payments made in respect of the pass through certificates of such trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The pool balance for each trust as of any regular distribution date or special distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in such trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable prospectus supplement, the "pool factor" for each trust as of any regular distribution date or special distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the aggregate original face amount of the pass through certificates of such trust. The pool factor for each trust as of any regular distribution date or special distribution date shall be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in such trust and the distribution thereof to be made on that date. The pool factor for each trust will initially be 1.0000000; thereafter, the pool factor for each trust will decline as described above to reflect reductions in the pool balance of such trust. The amount of a certificateholder's pro rata share of the pool balance of a trust can be determined by multiplying the original denomination of the certificateholder's pass through certificate of such trust by the pool factor for such trust as of the applicable regular distribution date or special distribution date. The pool factor and the pool balance for each trust will be mailed to certificateholders of such trust on each regular distribution date and special distribution date.

     Unless there has been an early redemption, a purchase of one or more of the equipment notes held in a trust by the related owner trustee or owner participant after an indenture default (as defined below), a default in the payment of principal in respect of one or more issues of the equipment notes held in a trust or certain actions have been taken following a default thereon, as described in the applicable prospectus supplement, the pool factor for each trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in such trust as described in the applicable prospectus supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the regular distribution date), the pool factor and the pool balance of each trust so affected will be recomputed after giving effect thereto, and notice thereof will be mailed to certificateholders of such trust. Each trust will have a separate pool factor.

REPORTS TO CERTIFICATEHOLDERS

     On each regular distribution date and special distribution date, the trustee will include with each distribution of a scheduled payment or special payment to certificateholders of the related trust a statement, giving effect to such distribution to be made on such regular distribution date or special distribution date, setting forth the following information (per $1,000 in aggregate principal amount of pass through certificates for such trust, as to
(1) and (2) below):

     (1) the amount of such distribution allocable to principal and the amount allocable to premium if any;

     (2) the amount of such distribution allocable to interest;

     (3) the pool balance and the pool factor for such trust; and

     (4) such additional or different information as may be described in the applicable prospectus supplement.

     As long as the pass through certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each regular distribution date and special distribution date, the trustee will request from DTC a securities position listing setting forth the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates on such record date. On each regular distribution date and special distribution date, the applicable trustee will mail to each such DTC participant the statement described above and will make available additional copies as requested by such DTC participant for forwarding to certificate owners.

     In addition, after the end of each calendar year, the trustee will prepare for each certificateholder of each trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the trustee and which a certificateholder will reasonably request as necessary for the purpose of such certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the trustee by the DTC participants and will be delivered by the trustee to such DTC participants to be available for forwarding by such DTC participants to certificate owners in the manner described above.

     At such time, if any, as the pass through certificates are issued in the form of definitive certificates, the trustee will prepare and deliver the information described above to each certificateholder of record of each trust as the name and period of record ownership of such certificateholder appears on the records of the registrar of the pass through certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination, cross-collateralization or intercreditor provisions described in the related prospectus supplement and to the rights of the providers of any credit support agreement, the trustee, as holder of the equipment notes held in a trust, has the right to vote and give consents and waivers in respect of such equipment notes under the related indentures. The basic agreement and related trust supplement will set forth:

     - the circumstances in which the trustee may direct any action or cast any vote as the holder of the equipment notes held in the applicable trust at its own discretion;

     - the circumstances in which the trustee will seek instructions from the certificateholders of such trust; and

     - if applicable, the percentage of certificateholders required to direct the trustee to take any such action.

     If specified in the related prospectus supplement, the right of a trustee to vote and give consents and waivers with respect to the equipment notes held in the related trust may, in the circumstances set forth in an intercreditor, subordination or similar agreement to be executed by such trustee, be exercisable by another person specified in such prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The basic agreement defines an "event of default" for any trust as the occurrence and continuance of an indenture event of default under one or more of the related indentures. What constitutes an "event of default" for any particular trust, however, may be varied by the applicable trust supplement and described in the applicable prospectus supplement. In addition, the prospectus supplement will specify the events of default under the related indentures (an "indenture event of default"). The indenture events of default in the case of leased aircraft indentures are expected to include certain events of default under the related leases (a "lease event of default"). With respect to any equipment notes that are supported by a credit support agreement, the indenture events of default may include events of default under such credit support agreement.

     Unless otherwise provided in a prospectus supplement, all of the equipment notes issued under the same indenture will relate only to a single specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. As a result, events resulting in an indenture event of default under any particular indenture will not necessarily result in an indenture event of default under any other indenture. However, since the equipment notes issued under any single indenture may be held in more than one trust, a continuing indenture event of default under such single indenture could result in an event of default in respect of each such trust. If an indenture event of default occurs in fewer than all of the indentures related to a trust, notwithstanding the treatment of equipment notes issued under those indentures under which an indenture event of default has occurred, payments of principal and interest on the equipment notes issued pursuant to the indentures with respect to which an indenture event of default has not occurred will continue to be made as originally scheduled and distributed to certificateholders, subject to the terms of any intercreditor, subordination, cross-collateralization or similar arrangements applicable to such trust.

     The ability of the applicable owner trustee or owner participant under a leased aircraft indenture to cure indenture events of default, including an indenture event of default that results from the occurrence of a lease event of default under the related lease, will be described in the prospectus supplement. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a credit support agreement, a drawing or other payment under any such credit support agreement for the purpose of making a payment of interest as a result of the failure by American to have made a corresponding payment will not cure an indenture event of default related to such failure by American.

     The ability of the holders of the pass through certificates issued with respect to any one trust to cause the loan trustee with respect to any equipment notes held in such trust to accelerate the payment of such equipment notes under the applicable indenture or to direct the exercise of remedies by such loan trustee under the applicable indenture will depend, in part, upon the proportion of the aggregate principal amount of the equipment notes outstanding under such indenture and held in such trust to the aggregate principal amount of all equipment notes outstanding under such indenture. In addition, if cross-subordination provisions are applicable to any series of pass through certificates, then the ability of the certificateholders of any one trust holding equipment notes issued under an indenture to cause the loan trustee to accelerate such equipment notes or to direct the exercise of remedies by the loan trustee under such indenture will depend, in part, upon the relative ranking of the equipment notes held in such trust.

     Each trust will hold equipment notes with different terms than the equipment notes held in the other trusts and therefore the certificateholders of each trust may have divergent or conflicting interests from those of the certificateholders of those other trusts holding equipment notes issued under the same indenture. In addition, as long as the same institution acts as trustee of each trust, in the absence of instructions from the certificateholders of any such trust, the trustee for such trust could for the same reason be faced with a potential conflict of interest upon an indenture event of default. In such event, the initial trustee has indicated that it would likely resign as trustee of one or all such trusts, and a successor trustee or successor trustees would be appointed in accordance with the terms of the basic agreement.

     The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the trustee may or will sell for cash to any person all or part of the equipment notes held in the related trust. The right to make any such sale may be exercisable by a person other than the trustee in the event that the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, or any credit support arrangements, and the proceeds of any such sale will be distributed as contemplated by such arrangements. Any proceeds received by the trustee upon any such sale that are distributable to the certificateholders of such trust will be deposited in an account established by the trustee for the benefit of the certificateholders of such trust and will be distributed to the certificateholders of such trust on a special distribution date. The market for equipment notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as trustee of multiple trusts, it may be faced with a conflict in deciding from which trust to sell equipment notes to available buyers. If the trustee sells any such equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of such trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, the trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the trustee nor the certificateholders of such trust, furthermore, could take any action with respect to any remaining equipment notes held in such trust as long as no indenture events of default existed with respect thereto.

     Any amount, other than scheduled payments received on a regular distribution date or within five days thereafter, distributed to the trustee of any trust by the loan trustee under any indenture on account of the equipment notes held in such trust following an indenture event of default under such indenture will be deposited in the special payments account for such trust and will be distributed to the certificateholders of such trust on a special distribution date. In addition, if an indenture provides that the applicable owner trustee or owner participant may, under circumstances specified therein, redeem or purchase some or all of the outstanding equipment notes issued under such indenture, the price paid by such owner trustee or owner participant to the trustee of any trust for any of the equipment notes issued under such indenture and held in such trust will be deposited in the special payments account for such trust and will be distributed to the certificateholders of such trust on a special distribution date.

     Any funds representing payments received with respect to any equipment notes held in a trust and which are in default, or the proceeds from the sale by the trustee of any such equipment notes, held by the trustee in the special payments account for such trust will, to the extent practicable, be invested and reinvested by the trustee in permitted investments pending the distribution of such funds on a special distribution date. "Permitted investments" will be described in the related prospectus supplement.

     The basic agreement provides that the trustee of each trust will, within 90 days after the occurrence of a default (as defined below) in respect of such trust, give to the certificateholders of such trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the equipment notes held in such trust, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such certificateholders. Except as otherwise described in the applicable prospectus supplement, the term "default", for the purpose of the provision described in this paragraph only, means the occurrence of any event of default with respect to a trust, as specified above, except that in determining whether any such event of default has occurred, any grace period or notice in connection therewith will be disregarded.

     The basic agreement contains a provision entitling the trustee of each trust, subject to the duty of the trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the certificateholders of such trust before proceeding to exercise any right or power under the basic agreement at the request of such certificateholders.

     The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the trustee to waive, any past default or event of default with respect to such trust and its consequences and also will specify the percentage of certificateholders (and whether of such trust or of any other trust holding equipment notes issued under related indentures) entitled to waive, or to instruct the trustee or the loan trustee to waive, any past indenture event of default under any related indenture and thereby annul any direction given with respect thereto.

MODIFICATIONS OF THE BASIC AGREEMENT

     The basic agreement contains provisions permitting American and the trustee to enter into a supplement to the basic agreement or, if applicable, to any note purchase agreement or to any intercreditor, subordination or like agreement or to any credit support agreement, without the consent of the holders of any of the pass through certificates, to, among other things:

     - provide for the formation of a trust and the issuance of a series of pass through certificates, or to add, or to change or eliminate, any provision affecting pass through certificates not yet issued, including to make appropriate provisions for an AMR guarantee;

     - evidence the succession of another entity to American and the assumption by such entity of American's obligations under the basic agreement and any trust supplement, any note purchase agreement and any intercreditor, subordination or like agreement or any credit support agreement or, if applicable, to evidence the succession of another entity to AMR and the assumption by such entity of AMR's obligations under any AMR guarantee;

     - add to the covenants of American or AMR for the benefit of the holders of a series of pass through certificates or surrender any right or power conferred upon American or AMR in the basic agreement, any note purchase agreement or any intercreditor, subordination or like agreement or any credit support agreement or AMR guarantee;

     - cure any ambiguity or correct any mistake or inconsistency contained in the pass through certificates of any series, the basic agreement, any trust supplement, any note purchase agreement or any intercreditor, subordination or like agreement or any credit support agreement or any AMR guarantee;

     - make or modify any other provisions with respect to matters or questions arising under the pass through certificates of any series, the basic agreement, any trust supplement, any note purchase agreement or any intercreditor, subordination or like agreement or any credit support agreement or any AMR guarantee as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the series of pass through certificates issued under such trust supplement;

     - comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

     - modify, eliminate or add to the provisions of the basic agreement or any intercreditor, subordination or like agreement or any credit support agreement or any AMR guarantee to the extent necessary to continue or obtain the qualification of the basic agreement (including any supplemental agreement) or any such agreement or facility or other agreement or any AMR guarantee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to the basic agreement or any intercreditor, subordination or like agreement or any credit support agreement such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor trustee for some or all of the trusts or add to or change any provision of the basic agreement or any intercreditor, subordination or like agreement or any credit support agreement or any AMR guarantee as necessary to facilitate the administration of the trusts thereunder by more than one trustee or to provide multiple liquidity facilities or other credit enhancements for any trust or trusts;

     - provide certain information to the trustee as required in the basic agreement;

     - add to or change the pass through certificates of any series, the basic agreement and any trust supplement to facilitate the issuance of any pass through certificates of such series in bearer form or to facilitate or provide for the issuance of any pass through certificates of such series in global form in addition to or in place of pass through certificates of such series in certificated form;

     - provide for the delivery of pass through certificates or any supplement to the basic agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     -    correct or supplement the description of any property of any trust;

     - modify, eliminate or add to the provisions of the basic agreement, any applicable trust supplement or any applicable note purchase agreement to reflect the substitution of a substitute aircraft for any owned or leased aircraft; and

     - make any other amendments or modifications to the basic agreement, provided such amendments or modifications will only apply to pass through certificates of one or more series to be issued thereafter;

provided, however, that unless we tell you otherwise in the applicable prospectus supplement, unless there shall have been obtained from certain rating agencies written confirmation that such supplement would not result in a reduction of the then current rating for pass through certificates of the relevant trust or a withdrawal or suspension of the rating of any class of pass through certificates, American shall provide the trustee of the relevant trust with an opinion of counsel to the effect that such supplement will not cause such trust to be treated as other than a grantor trust for U.S. federal income tax purposes unless an event of default shall have occurred and be continuing, in which case such opinion shall be to the effect that such supplement will not cause such trust to become an association taxable as a corporation for U.S. federal income tax purposes.

     The basic agreement also contains provisions permitting American and the trustee of each trust, with the consent of the certificateholders of such trust evidencing fractional undivided interests aggregating not less than a majority in interest of such trust and, in the case of leased aircraft, with the consent of the owner trustee, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the basic agreement, to the extent relating to such trust, the applicable trust supplement or any applicable intercreditor, subordination or like agreement or any credit support agreement, or modifying the rights of such certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such pass through certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the trustee of payments on the equipment notes held in such trust, or distributions in respect of any pass through certificate of such trust, or change any date or place of payment or change the coin or currency in which such pass through certificate is payable, other than that provided for in such pass through certificate, or impair the right of any certificateholder of such trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any equipment note held in such trust, except as provided in the basic agreement or the applicable trust supplement or in any intercreditor, subordination or like agreement or any credit support agreement, (c) alter the priority of distributions specified in the relevant intercreditor agreement, if any, in a manner materially adverse to the holders of pass through certificates of such series, or (d) reduce the percentage of the aggregate fractional undivided interests of the trust provided for in the basic agreement or the applicable trust supplement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the basic agreement or such trust supplement.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the trustee's obligations in the event that the trustee, as the holder of any equipment notes held in a trust, receives a request for its consent to any amendment or modification of or waiver under the indenture or other documents relating to such equipment notes (including any lease with respect to leased aircraft notes).

TERMINATION OF THE TRUSTS

     The obligations of American and the trustee with respect to a trust will terminate upon the distribution to certificateholders of such trust of all amounts required to be distributed to them pursuant to the basic agreement and the applicable trust supplement and the disposition of all property held in such trust. The trustee will mail to each certificateholder of record of such trust notice of the termination of such trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such trust. The final distribution to any certificateholder of such trust will be made only upon surrender of such certificateholder's pass through certificates at the office or agency of the trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any pass through certificates, all of the proceeds from the sale of such pass through certificates are not used to purchase the equipment notes contemplated to be held in the related trust, such equipment notes may be purchased by the trustee at any time on or prior to the date specified in the applicable prospectus supplement. In such event, the proceeds from the sale of such pass through certificates not used to purchase equipment notes will be held under an arrangement described in the applicable prospectus supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the trustee of debt instruments issued on an interim basis by American; or (4) the purchase of leased aircraft notes or owned aircraft notes issued prior to the purchase of leased aircraft or the delivery of owned aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable prospectus supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable prospectus supplement. If any such proceeds are not subsequently utilized to purchase equipment notes by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such proceeds will be returned to the holders of such pass through certificates.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American will be prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless, in the case of a merger or consolidation where American is not the surviving entity or in the case of the transfer of substantially all of American's assets, the successor or transferee entity shall be organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume all the obligations of American contained in the basic agreement.

THE TRUSTEE

     Unless otherwise provided in the prospectus supplement for any series of pass through certificates, U.S. Bank Trust National Association, will be the trustee for each of the trusts. With certain exceptions, the trustee will make no representations as to the validity or sufficiency of the basic agreement, the trust supplements, the pass through certificates, the equipment notes, the indentures, the leases, if any, or other related documents. The trustee will not be liable with respect to any series of pass through certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding pass through certificates of such series issued under the basic agreement. Subject to such provisions, such trustee will be under no obligation to exercise any of its rights or powers under the basic agreement at the request of any holders of pass through certificates issued thereunder unless they have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in exercising such rights or powers. The basic agreement provides that the trustee in its individual or any other capacity may acquire and hold pass through certificates issued thereunder and, subject to certain conditions, may otherwise deal with AMR and American and, with respect to the leased aircraft, with any owner trustee and owner participant with the same rights it would have if it were not the trustee.

     Unless otherwise provided in the prospectus supplement for any series of pass through certificates, U.S. Bank Trust National Association, will also be the loan trustee of the indentures under which the equipment notes are issued. It also serves as indenture trustee and as pass through trustee in numerous other aircraft financing transactions involving American.

     The trustee may resign with respect to any or all of the trusts at any time, in which event American will be obligated to appoint a successor trustee. If the trustee ceases to be eligible to continue as trustee with respect to a trust or becomes incapable of acting as trustee or becomes insolvent, American may remove such trustee, or any holder of pass through certificates of such trust for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such trustee and the appointment of a successor trustee. Any resignation or removal of the trustee with respect to a trust and appointment of the successor trustee for such trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each trust. All references in this prospectus to the trustee are to the trustee acting in such capacity under each of the trusts and should be read to take into account the possibility that each of the trusts could have a different successor trustee in the event of such a resignation or removal.

     The basic agreement provides that American will pay the trustee's fees and expenses and indemnify the trustee against certain liabilities. In certain circumstances, the trustee will have a priority claim on the related trust property to the extent such fees, expenses or indemnities are not paid.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The description of the terms of the equipment notes in this prospectus is a summary of the leased aircraft notes and owned aircraft notes. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, such statements refer to any equipment notes and any indenture. We will summarize in a prospectus supplement the particular terms of any series of equipment notes. As the terms of such series of equipment notes may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.

     Because the descriptions of equipment notes in this prospectus and in any prospectus supplement are summaries, they do not describe every aspect of the equipment notes, and they are subject to and qualified in their entirety by reference to all the provisions of the applicable equipment notes, indentures, leases, note purchase agreements, trust agreements, participation agreements, intercreditor and subordination agreements or credit support agreements and other agreements and arrangements relating to any series of equipment notes. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

GENERAL

     The equipment notes will be owned aircraft notes or leased aircraft notes or, to the extent described in "Use of Proceeds" above, equipment notes secured by certain other equipment or other property. Owned aircraft notes and leased aircraft notes will be issued under indentures between (a) in the case of owned aircraft notes, the related loan trustee and American or (b) in the case of leased aircraft notes, the related loan trustee and the owner trustee of a trust for the benefit of the owner participant who is the beneficial owner of such leased aircraft.

     American's obligations under each indenture relating to an owned aircraft and under the related owned aircraft notes will be direct obligations of American. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific owned aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft.

     The leased aircraft notes will be nonrecourse obligations of the owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific leased aircraft and, unless otherwise specified in the applicable prospectus supplement, will not be secured by any other aircraft. In each case, the owner trustee will lease the related leased aircraft to American pursuant to a separate lease between such owner trustee and American.

     Equipment notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

     - The owner trustee may issue leased aircraft notes prior to the purchase of the related leased aircraft by such owner trustee or the commencement of the related leases.

     - American may issue owned aircraft notes prior to the expected delivery date of the related owned aircraft.

     The applicable prospectus supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such leased aircraft notes or owned aircraft notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such leased aircraft notes or owned aircraft notes will be deposited with a third party depositary or escrow agent.

     If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, such leased aircraft notes or owned aircraft notes will be prepaid at the price specified in such prospectus supplement. Alternatively, if the lease related to any such leased aircraft notes has not commenced by such relevant date, if so specified in the applicable prospectus supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for owned aircraft and such leased aircraft notes (with certain modifications) will become owned aircraft notes.

     Upon the commencement of the lease for any leased aircraft, American will be obligated to make or cause to be made rental payments under such lease that will be sufficient to pay the principal of and accrued interest on the related leased aircraft notes when due, subject to some limited exceptions. The leased aircraft notes will not be direct obligations of, or guaranteed by, American. American's rental obligations under each lease, however, will be general obligations of American.

     If specified in a prospectus supplement, American will have the right (a) to arrange a sale and leaseback of one or more owned aircraft referred to in such prospectus supplement and the assumption, on a non-recourse basis, of the related owned aircraft notes by an owner trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the owned aircraft securing the related owned aircraft notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable prospectus supplement.

     The applicable prospectus supplement will describe any special financing or refinancing arrangements with respect to any aircraft, including whether a separate trust or other entity will issue notes secured by leased aircraft notes.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the trustee on the equipment notes held in each trust will be passed through to the certificateholders of such trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution date for such trust. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount. Principal payments received by the trustee on the equipment notes held in each trust will be passed through to the certificateholders of such trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for such trust. Payments on the equipment notes, and distributions to certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the equipment notes is not a business day, such payment may be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes will or may be redeemed or purchased prior to the stated maturity thereof, whether in whole or in part, the premium, if any, applicable to certain redemptions or purchases and other terms applying to such redemptions or purchases.

SECURITY

     The owned aircraft notes will be secured by a security interest granted by American to the related loan trustee in the related owned aircraft. Under the terms of each owned aircraft indenture, American will be obligated, among other things, to pay all costs of operating and maintaining such aircraft.

     The leased aircraft notes will be secured by:

     - an assignment by the related owner trustee to the related loan trustee of such owner trustee's rights (except for certain limited rights, including those described below) under the lease or leases with respect to the related leased aircraft, including the right to receive payments of rent thereunder; and

     - a security interest granted by such owner trustee to such loan trustee in such aircraft, subject to the rights of American under such lease or leases, and other equipment or rights, if any, described in the applicable prospectus supplement.

     Unless and until an indenture event of default with respect to a leased aircraft has occurred and is continuing, the loan trustee may exercise only limited rights of the owner trustee under the related lease. The assignment by the owner trustee to the loan trustee of its rights under the related lease will exclude, among other things, rights of such owner trustee and the related owner participant relating to indemnification by American for certain matters, insurance proceeds payable to such owner trustee in its individual capacity and to such owner participant under liability insurance maintained by American under such lease or by such owner trustee or such owner participant, insurance proceeds payable to such owner trustee in its individual capacity or to such owner participant under certain casualty insurance maintained by such owner trustee or such owner participant, any rights of such owner participant or such owner trustee to enforce payment of the foregoing amounts and certain reimbursement payments made by American to such owner trustee.

     American's obligations in respect of each leased aircraft will be those of a lessee under a "net lease". Accordingly, American will be obligated, among other things, to pay all costs of operating and maintaining such aircraft.

     The prospectus supplement will describe the required insurance coverage with respect to the aircraft.

     Unless otherwise specified in the applicable prospectus supplement, the equipment notes will not be cross-collateralized and consequently the equipment notes issued in respect of any one aircraft will not be secured by any of the other aircraft (or any of the other security related thereto, including, in the case of leased aircraft notes, the lease related to any other aircraft).

     Unless otherwise specified in the applicable prospectus supplement, American will be permitted to register an aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related indenture or the related lease, as the case may be. These conditions may include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related indenture or the related lease in the applicable aircraft. American also will be permitted, subject to certain limitations, to lease any aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American will be permitted to transfer possession of any aircraft other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, "wet leases" and transfers in connection with maintenance or modifications and transfers to certain governments or any instrumentalities or agencies thereof. Unless otherwise specified in the applicable prospectus supplement, there will be no general geographical restrictions on American's (or any lessee's) ability to operate aircraft. The extent to which the relevant loan trustee's lien will be recognized in an aircraft if such aircraft is located in certain countries is uncertain. In addition, any exercise of the right to repossess an aircraft may be difficult, expensive and time consuming, particularly when such aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     Funds, if any, held from time to time by the loan trustee with respect to any aircraft, including funds held as the result of an event of loss to such aircraft or termination of the lease, if any, relating thereto, will be invested and reinvested by such loan trustee, at the direction of American (except, with respect to a leased aircraft, in the case of a lease event of default under the applicable lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable indenture), in investments described in the related indenture. American will pay the amount of any net loss resulting from any such investment directed by it.

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides special rights to lessors and holders of security interests with respect to "equipment" (as defined in Section 1110). Under Section 1110, the right of such financing parties to take possession of such equipment in compliance with the provisions of a lease or security agreement is not affected by any other provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, or that is leased to, a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     The prospectus supplement for each offering of pass through certificates will discuss the availability of Section 1110 with respect to the related aircraft and, if applicable, aircraft engines, appliances or spare parts.

ADDITIONAL NOTES

     Under certain circumstances and conditions as described in the applicable prospectus supplement, American may issue and sell, in the case of an owned aircraft, or cause the owner trustee to issue and sell, in the case of a leased aircraft, additional equipment notes (the "additional notes") relating to such aircraft, including for the purpose of financing certain modifications, alterations, additions, improvements or replacement parts to or for such aircraft. The terms, conditions and designations of such additional notes will be set forth in a supplement to the related indenture.

PAYMENTS AND LIMITATION OF LIABILITY

     Each leased aircraft will be leased by the related owner trustee to American for a term expiring on a date not earlier than the latest maturity date of the leased aircraft notes issued with respect to such leased aircraft, unless previously terminated as permitted by the terms of the related lease. The basic rent and certain other payments by American under each such lease will be assigned by the owner trustee under the related indenture to the related loan trustee to provide the funds necessary to pay principal of and interest due from such owner trustee on the leased aircraft notes issued under such indenture. In certain cases, the rent and other mandatory payments under a lease may be adjusted, but each lease will provide that under no circumstances will rent and other mandatory payments by American be less than the scheduled payments of principal and interest on the related leased aircraft notes, subject to limited exceptions. The balance of any basic rent payments under each lease, after payment of amounts due on the leased aircraft notes issued under the indenture relating to such lease, will be paid over to the related owner trustee. American's obligation to pay rent and to cause other payments to be made under each lease will be general obligations of American.

     Except when American purchases a leased aircraft and assumes the leased aircraft notes related thereto, the leased aircraft notes will not be obligations of, or guaranteed by, American. Neither the owner trustee nor the owner participant nor the loan trustee will be personally liable to any holder of any leased aircraft notes for any amounts payable thereunder, or, except as provided in the indenture relating thereto in the case of the owner trustee and the loan trustee, for any liability under such indenture. Except when American has assumed any leased aircraft notes, all amounts payable under any leased aircraft notes (other than payments made in connection with an optional redemption or purchase of leased aircraft notes by the related owner trustee or the related owner participant) will be made only from the assets subject to the lien of the indenture with respect to such aircraft and their proceeds (including rent payable by American under the lease with respect to such leased aircraft), or from any applicable credit support arrangement.

     American's obligations under each owned aircraft indenture and under the owned aircraft notes will be general obligations of American.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, the obligations under the applicable indenture of, with respect to any leased aircraft notes, the related owner trustee or, with respect to any owned aircraft notes, American will be deemed to have been discharged (except for certain obligations, including the obligations to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes and to maintain paying agencies and hold money for payment in trust) on the date of irrevocable deposit with the related loan trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all equipment notes issued thereunder in accordance with the terms of such indenture. Such discharge may occur only if, among other things, there has been a change in federal tax law as in effect on the date of this prospectus or there has been published by the Internal Revenue Service a ruling to the effect that holders of such equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all equipment notes issued under any indenture on the maturity date therefor or deposit with the applicable loan trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other equipment subject to the lien of such indenture and such lien will terminate.

ASSUMPTION OF OBLIGATIONS BY AMERICAN

     If specified in the applicable prospectus supplement with respect to any leased aircraft, American may purchase such leased aircraft prior to the end of the term of the related lease and, in connection with such purchase, may assume on a full recourse basis all of the obligations of the owner trustee (other than its obligations in its individual capacity) under the indenture with respect to such aircraft, including the obligations to make payments in respect of the related leased aircraft notes. In such event, certain relevant provisions of the related lease, including (among others) provisions relating to maintenance, possession and use of the related aircraft, liens, insurance and events of default will be incorporated into such indenture, and the leased aircraft notes issued under such indenture will continue to be outstanding and secured by such aircraft. The terms and conditions of any such assumption will be described in the applicable prospectus supplement.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     If specified in the applicable prospectus supplement, at the time pass through certificates are issued, American may still be seeking owner participants with respect to the trusts relating to certain of the aircraft. American or an affiliate will hold the beneficial interest under the trust agreement relating to each such aircraft until the date upon which a prospective owner participant commits to participate in the purchase price of such aircraft. Any outside limit on such date will be specified in the applicable prospectus supplement. American or its affiliate will transfer to such owner participant on such date American's or such affiliate's beneficial interest under such trust agreement. Such prospective owner participants may request revisions to the participation agreement, lease, trust agreement and indenture so that the terms of such agreements applicable to these aircraft may differ from the description of such agreements contained in the applicable prospectus supplement. Such prospectus supplement will describe the extent to which such terms can be varied at the request of prospective owner participants.

                               CREDIT ENHANCEMENTS

RANKING; CROSS-SUBORDINATION

     Some of the equipment notes related to a specific aircraft may be subordinated and junior in right of payment to other equipment notes or other debt related to the same or certain related aircraft. In such event, the applicable prospectus supplement will describe the terms of such subordination, including the priority of distributions among such classes of equipment notes, the ability of each such class of equipment notes to exercise remedies with respect to the relevant aircraft (and, if such aircraft are leased aircraft, the leases) and certain other intercreditor terms and provisions.

     The equipment notes issued under an indenture may be held in more than one trust, and a trust may hold equipment notes issued under more than one related indenture. Unless otherwise described in a prospectus supplement, however, only equipment notes having the same priority of payment may be held in the same trust. A trust that holds equipment notes that are junior in payment priority to the equipment notes held in another related trust formed as part of the same offering of pass through certificates as a practical matter will be subordinated to such latter trust. In addition, the trustees on behalf of one or more trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a certain trust or trusts before they are made to the certificateholders of one or more other trusts. For example, such an agreement may provide that payments made to a trust on account of a subordinate class of equipment notes issued under one indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a trust that holds senior equipment notes issued under that indenture or any related indentures.

     The applicable prospectus supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of certificateholders under any trust that is permitted to (1) grant waivers of defaults under any related indenture, (2) consent to the amendment or modification of any related indenture or (3) direct the exercise of remedies under any related indenture. Payments made on account of the pass through certificates of a particular series also may be subordinated to the rights of the provider of any credit support agreement described below.

CREDIT SUPPORT AGREEMENTS

     The applicable prospectus supplement may provide that a "credit support agreement" will support, insure or guarantee one or more payments of principal, premium, if any, or interest on the equipment notes of one or more series, or one or more distributions in respect of the pass through certificates of one or more series. A credit support agreement may include a letter of credit, a bank guarantee, a revolving credit agreement, an insurance policy, surety bond or financial guarantee, a liquidity facility or any other type of agreement or arrangement for the provision of insurance, a guarantee or other credit enhancement or liquidity support. In addition, if any equipment notes bear interest at a floating rate, there may be a cap or swap agreement or other arrangement in case the interest rate becomes higher than is covered by the credit support agreement. The institution or institutions providing any credit support agreement will be identified in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, the provider of any credit support agreement will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected trusts.

GUARANTEE OF AMR CORPORATION

     Our parent, AMR Corporation, may guarantee unconditionally our obligations under the leases and equipment notes as described in the applicable prospectus supplement. If AMR guarantees such obligations, we will tell you in the applicable prospectus supplement and describe the terms of the guarantee in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, such guarantee will be enforceable without any need to first enforce any related lease or any related equipment note against American, and will be an unsecured obligation of AMR.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of pass through certificates with respect to a certificate owner that purchases pass through certificates in the initial offering thereof at the offering price set forth in the applicable prospectus supplement and holds such pass through certificates as capital assets. This discussion should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable prospectus supplement. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all certificate owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, banks, insurance companies, foreign investors, securities traders who elect mark-to-market accounting, persons whose functional currency is not the U.S. dollar or persons holding pass through certificates as part of a hedging, integrated, constructive sale or conversion transaction or straddle). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the pass through certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of pass through certificates in light of their own particular circumstances. The trusts are not indemnified for any federal income taxes or, with certain exceptions, other taxes that may be imposed upon them, and the imposition of any such taxes on a trust could result in a reduction in the amounts available for distribution to the certificate owners of such trust.

TAX STATUS OF THE TRUSTS

     The trusts will not be classified as associations (or publicly traded partnerships) taxable as corporations for federal income tax purposes and will not be subject to federal income tax. Each trust will file federal income tax returns and report to investors on the basis that it is a grantor trust. If any trust were treated as a partnership for federal income tax purposes rather than a grantor trust, the consequences to certificate owners would not be materially different. The discussion below assumes that the trusts will be classified as grantor trusts.

TAXATION OF CERTIFICATE HOLDERS GENERALLY

     Each certificate owner will be treated as the owner of a pro rata undivided interest in each equipment note and any other property held in the related trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the equipment notes and any other property held in the related trust, in accordance with such certificate owner's method of accounting. A certificate owner using the cash method of accounting must take into account its pro rata share of income as and when received by the trustee. A certificate owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

     A certificate owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the related trust to the extent provided in Section 162 or 212 of the Internal Revenue Code. Certain fees and expenses, including fees paid to the trustee and any credit support provider, will be borne by parties other than the certificate owners. It is possible that such fees and expenses will be treated as constructively received by the related trust, in which event a certificate owner will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses to the extent provided in Section 162 or 212 of the Internal Revenue Code. If a certificate owner is an individual, estate or trust, the deduction for such certificate owner's share of such fees or expenses will generally be allowed only to the extent that all of such certificate owner's miscellaneous itemized deductions, including such certificate owner's share of such fees and expenses, exceed 2% of such certificate owner's adjusted gross income. In addition, in the case of a certificate owner who is an individual, certain otherwise allowable itemized deductions will be subject to additional limitations on itemized deductions.

SALES OF PASS THROUGH CERTIFICATES

     A certificate owner that sells a pass through certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such certificate owner's adjusted tax basis in the pass through certificate. Any such gain or loss generally will be long-term capital gain or loss if the pass through certificate was held for more than one year (except to the extent attributable to any property held by the related trust for one year or less). Any long-term capital gains with respect to the pass through certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a reduced rate. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus a limited amount of other income.

BOND PREMIUM

     A certificate owner generally will be considered to have acquired an interest in an equipment note held in the related trust at a bond premium to the extent such certificate owner's tax basis allocable to such equipment note exceeds the remaining principal amount of the equipment note allocable to such certificate owner's pass through certificate. In that event, such certificate owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such certificate owner's tax basis in such equipment note. Special rules apply to an equipment note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an equipment note when there is more than one possible call date and the amount of any redemption premium is uncertain. certificate owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the equipment notes.

ORIGINAL ISSUE DISCOUNT

     Except to the extent specified in the applicable prospectus supplement, the equipment notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases pass through certificates issued by more than one trust, certain of that investor's interests in the equipment notes in those trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such equipment notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. certificate owners should consult their own tax advisors regarding the aggregation rules.

TRUSTS CLASSIFIED AS PARTNERSHIPS

     If a trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for federal income tax purposes, income or loss with respect to the assets held by such trust will be calculated at the trust level but such trust itself will not be subject to federal income tax. A certificate owner's basis in its interest in such trust would be equal to the purchase price therefor, plus its share of the trust's net income, minus its share of any net losses of the trust, and minus the amount of any distributions from the trust. In the case of an original purchaser of a pass through certificate of such trust that is a calendar year taxpayer, income and loss generally should be the same as it would be if the trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the certificate owner otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in such trust, and would not be subject to the bond premium rules described above under "--Bond Premium" or to certain rules relating to market discount during the duration of the trust.

BACKUP WITHHOLDING

     Payments made on pass through certificates, and proceeds from the sale of pass through certificates to or through certain brokers, will be subject to information reporting requirements. Such payments may be subject to a "backup" withholding tax at a rate of 28% in 2003 (or at applicable rates in subsequent years), unless the certificate owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the certificate owner's federal income tax and may entitle such certificate owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a certificate owner who is required to supply information but who does not do so in the proper manner.

                             CERTAIN DELAWARE TAXES

     The trustee is a national banking association headquartered in Delaware with a corporate trust office in Delaware. Richards, Layton & Finger, P.A., special Delaware counsel to the trustee, has advised American that, in its opinion, under currently applicable law, assuming that each trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) certificate owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise, or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a certificate. Neither the trusts nor the certificate owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a trust could result in a reduction in the amounts available for distribution to the certificate owners of such trust. In general, should a certificate owner or a trust be subject to any state or local tax that would not be imposed if the trust were administered in a different jurisdiction in the United States or if the trustee were located in a different jurisdiction in the United States, the trustee will either relocate the administration of the trust to such other jurisdiction or resign and, in the event of such a resignation, a new trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, pass through certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (an "ERISA plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code. A fiduciary of an ERISA plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The pass through certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     We may sell pass through certificates from time to time in one or more transactions. We may sell the pass through certificates of or within any series to or through agents, underwriters or dealers or directly to one or more purchasers.

AGENTS

     We may use agents to sell pass through certificates. We will name any agent involved in offering or selling pass through certificates, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we tell you otherwise in the applicable prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment. Our agents may be deemed to be underwriters under the Securities Act of any of the pass through certificates that they offer or sell.

UNDERWRITERS

     We may sell pass through certificates to underwriters. Unless we tell you otherwise in the applicable prospectus supplement, the underwriters may resell those pass through certificates in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase any series of pass through certificates will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the pass through certificates if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

DIRECT SALES

     We may solicit directly offers to purchase the pass through certificates, and we may sell pass through certificates directly to purchasers without the involvement of underwriters or agents. We will describe the terms of our direct sale in the applicable prospectus supplement.

DEALERS

     We may use a dealer to sell the pass through certificates. If we use a dealer, we, as principal, will sell the pass through certificates to the dealer who will then sell the pass through certificates to the public at varying prices that the dealer will determine at the time it sells our pass through certificates.

OTHER MEANS OF DISTRIBUTION

     Pass through certificates may also be offered and sold, if we so indicate in the applicable prospectus supplement, by one or more firms ("remarketing firms") acting as principals for their own accounts or as our agents in connection with a remarketing of such pass through certificates following their purchase or redemption. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the pass through certificates they remarket.

DELAYED DELIVERY CONTRACTS

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the pass through certificates at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the pass through certificates under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

GENERAL INFORMATION

     Unless the applicable prospectus supplement states otherwise, each series of pass through certificates will be a new issue of pass through certificates and will have no established trading market. We may elect to list a series of pass through certificates on any exchange or market, but we are not obligated to do so. Any underwriters to whom the pass through certificates are sold for a public offering may make a market in those pass through certificates. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of, or the trading market for, any of the pass through certificates.

     Any underwriters, agents, dealers or remarketing firms will be identified and their compensation described in a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these pass through certificates on any securities exchange.

     We may have agreements with any underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments they may be required to make.

     Any underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for American, AMR or our affiliates in the ordinary course of their business.

                                 LEGAL OPINIONS

     Unless we tell you otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for American by Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022. Unless we tell you otherwise in the applicable prospectus supplement, Debevoise & Plimpton and Shearman & Sterling LLP will rely on the opinions of counsel for the trustee as to certain matters relating to the authorization, execution and delivery of such pass through certificates by such trustee and on the opinion of the General Counsel of American and of AMR as to certain matters relating to the authorization, execution and delivery of the basic agreement by American and of any guarantee by AMR. Shearman & Sterling LLP from time to time represents American and AMR with respect to certain matters.

                                     EXPERTS

     The consolidated financial statements and schedules of American and AMR included in American's and AMR's Annual Reports on Form 10-K for the year ended December 31, 2002, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about American's and AMR's ability to continue as a going concern as described in Note 2 to the American and AMR consolidated financial statements) appearing therein. Such consolidated financial statements and schedules are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred by AMR and American Airlines, Inc. in connection with the issuance and distribution of the securities being registered. All amounts are estimated except the registration fee.

Registration fee                                                          $ 242,700
Trustees' fees and expenses                                               $  10,000
Printing costs for registration statement, prospectus and related         $  15,000
 documents
Accounting fees and expenses                                              $  20,000
Legal fees and expenses                                                   $ 200,000
Blue Sky fees and expenses                                                $  10,000
Miscellaneous                                                             $   2,300
                                                                          ---------
Total                                                                     $ 500,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the DGCL, as amended, provides in regard to indemnification of directors and officers as follows:

     Section 145.Indemnification of officers, directors, employees and agents; insurance

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article VII of each of AMR's and American Airlines, Inc.'s by-laws provide in regard to indemnification of directors and officers as follows:

         Section 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 3. Determination That Indemnification Is Proper. (a) Any indemnification of a director or officer of the corporation under Section l hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section l hereof. Such determination shall be made, with respect to a director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (b) Any indemnification of an employee or agent of the corporation (who is not also a director or officer of the corporation) under Section l hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section l hereof. Such determination, in the case of an employee or agent, may be made (1) in accordance with the procedures outlined in the second sentence of this

     Section 3(a), or (2) by an officer of the corporation, upon delegation of such authority by a majority of the Board of Directors.

         Section 4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

         Section 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections l and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section l of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

         The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

         Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 102(b)(7) of the DGCL, as amended, provides in regard to the limitation of liability of directors and officers as follows:

         (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

*  *  *  *

         (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
     (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article Ninth of AMR's and American Airlines, Inc.'s certificates of incorporation provide in regard to the limitation of liability of directors and officers as follows:

         NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     AMR's and American Airlines, Inc.'s directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

ITEM 16. EXHIBITS.

EXHIBIT
 NUMBER                                           DESCRIPTION OF DOCUMENT
-------                                           -----------------------
  1.1             Form of Underwriting Agreement relating to Debt Securities of AMR Corporation*

  1.2             Form of Distribution Agreement relating to Debt Securities of AMR Corporation*

  1.3             Form of Underwriting Agreement relating to Common Stock of AMR Corporation*

  1.4             Form of Underwriting Agreement relating to Preferred Stock of AMR Corporation*

  1.5             Form of Underwriting Agreement relating to Warrants of AMR Corporation*

  1.6             Form of Underwriting Agreement relating to Stock Purchase Contracts of AMR Corporation*

  1.7             Form of Underwriting Agreement relating to Stock Purchase Units of AMR Corporation*

EXHIBIT
 NUMBER                                             DESCRIPTION OF DOCUMENT
-------                                             -----------------------
  1.8             Form of Underwriting Agreement relating to Debt Securities of American Airlines, Inc.*

  1.9             Form of Distribution Agreement relating to Debt Securities of American Airlines, Inc.*

  1.10            Form of Underwriting Agreement relating to Debt Warrants of American Airlines, Inc.*

  1.11            Form of Underwriting Agreement relating to Pass Through Certificates of American Airlines,
                  Inc.*

  3.1             Certificate of Incorporation of AMR Corporation, as amended (filed as Exhibit 4(a) to AMR Corporation's
                  Registration Statement on Form S-4, File No. 33-55191, with amendments filed as Exhibit 3.1 to AMR Corporation's
                  Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference)

  3.2             By-Laws of AMR Corporation, amended as of April 24, 2003 (filed as Exhibit 3.2 to AMR Corporation's Quarterly
                  Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference)

  4.1             Form of Indenture relating to Debt Securities of AMR Corporation

  4.2             Form of Debt Security to be issued by AMR Corporation*

  4.3             Form of Guarantee of American Airlines, Inc. with respect to Debt Securities of AMR Corporation

  4.4             Form of Deposit Agreement of AMR Corporation*

  4.5             Form of Deposit Receipt for Depositary Shares of AMR Corporation*

  4.6             Form of Guarantee of American Airlines, Inc. with respect to Depositary Shares of AMR Corporation*

  4.7             Form of Warrant Agreement of AMR Corporation*

  4.8             Form of Warrant to be issued by AMR Corporation*

  4.9             Form of Guarantee of American Airlines, Inc. with respect to Warrants of AMR Corporation*

  4.10            Form of Stock Purchase Contract to be issued by AMR Corporation*

  4.11            Form of Guarantee of American Airlines, Inc. with respect to Stock Purchase Contracts of
                  AMR Corporation*

  4.12            Specimen of Common Stock Certificate (filed as Exhibit 4(c) to AMR Corporation's Registration Statement on Form
                  S-3, File No. 33-38393, and incorporated herein by reference)

  4.13            Form of Indenture relating to Debt Securities of American Airlines, Inc.

  4.14            Form of Debt Security to be issued by American Airlines, Inc.*

  4.15            Form of Guarantee of AMR Corporation with respect to Debt Securities of American Airlines, Inc.

EXHIBIT
 NUMBER                                                        DESCRIPTION OF DOCUMENT
-------                                                        -----------------------
  4.16            Form of Warrant Agreement of American Airlines, Inc.*

  4.17            Form of Debt Warrant to be issued by American Airlines, Inc.*

  4.18            Form of Guarantee of AMR Corporation with respect to Debt Warrants of American Airlines, Inc.*

  4.19            Pass Through Trust Agreement, dated as of March 21, 2002, relating to Pass Through Trust Certificates of American
                  Airlines, Inc. (filed as Exhibit 4.3 to American Airlines, Inc.'s Registration Statement on Form S-3, File No.
                  333-84292, and incorporated herein by reference)

  4.20            Form of Pass Through Trust Certificate to be issued by American Airlines, Inc.*

  4.21            Instrument of Resignation, Appointment and Acceptance, dated as of June 30, 2003, between American Airlines, Inc.,
                  U.S. Bank National Association (as successor-in-interest to State Street) and U.S. Bank Trust National Association

  5.1             Opinion of Gary F. Kennedy, Senior Vice President and General Counsel for AMR Corporation and American Airlines,
                  Inc.

  5.2             Opinion of Debevoise & Plimpton, counsel for American Airlines, Inc. and AMR Corporation, relating to Pass Through
                  Certificates

  5.3             Opinion of Shipman & Goodwin LLP, counsel for the Pass Through Trustee, relating to Pass Through Certificates

  5.4             Opinion of Richards, Layton & Finger, P.A., counsel for the Pass Through Trustee, relating to Pass Through
                  Certificates

  8.1             Tax Opinion of Debevoise & Plimpton, counsel for American Airlines, Inc. and AMR Corporation, relating to Pass
                  Through Certificates (included in Exhibit 5.2)

  12.1            Statement regarding computation of ratio of earnings to fixed charges for each year in the five-year period ended
                  December 31, 2002 (filed as Exhibit 12 to AMR Corporation's Annual Report on Form 10-K for the year ended December
                  31, 2002, and incorporated herein by reference)

  12.2            Statement regarding computation of ratio of earnings to fixed charges for the nine months ended September 30, 2003 and 2002 (filed as Exhibit 12 to AMR Corporation's Quarterly Report on Form 10-Q for the quarter ended September
                  30, 2003, and incorporated herein by reference)

  12.3            Statement regarding computation of ratio of earnings to fixed charges for each year in the five-year period ended
                  December 31, 2002 (filed as Exhibit 12 to American Airlines, Inc.'s Annual Report on Form 10-K for the year ended
                  December 31, 2002, and incorporated herein by reference)

  12.4            Statement regarding computation of ratio of earnings to fixed charges for the nine months ended September 30, 2003 and 2002 (filed as Exhibit 12 to American Airlines, Inc.'s Quarterly Report on Form 10-Q for the quarter ended
                  September 30, 2003, and incorporated herein by reference)

  23.1            Consent of Ernst & Young LLP

EXHIBIT
 NUMBER                                                        DESCRIPTION OF DOCUMENT
-------                                                        -----------------------
  23.2            Consent of Gary F. Kennedy, Senior Vice President and General Counsel for AMR Corporation and American Airlines,
                  Inc. (included in Exhibit 5.1)

  23.3            Consent of Debevoise & Plimpton, counsel for American Airlines, Inc. and AMR Corporation (included in Exhibits 5.2 and 8.1)

  23.4            Consent of Shipman & Goodwin LLP, counsel for the Pass Through Trustee (included in Exhibit 5.3)

  23.5            Consent of Richards, Layton & Finger, P.A., counsel for the Pass Through Trustee (included in Exhibit 5.4)

  24.1            Powers of Attorney (AMR Corporation)

  24.2            Powers of Attorney (American Airlines, Inc.)

  25.1            Statement of Eligibility on Form T-1 of Wilmington Trust Company, as Trustee under the Indenture for Debt
                  Securities of AMR Corporation

  25.2            Statement of Eligibility on Form T-1 of Wilmington Trust Company, as Trustee under the Indenture for Debt
                  Securities of American Airlines, Inc.

  25.3            Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association, as Pass Through Trustee under the
                  Pass Through Trust Agreement

  26.1            Invitation for Competitive Bids*

------------

* To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS.

(a) Rule 415 Offering.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Competitive Bids.

     The undersigned registrants hereby undertake (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in this registration statement, together with any supplements thereto, and (2) to file an amendment to this registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(d) Acceleration of Effective Date.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) Registration Statement Permitted by Rule 430A under the Securities Act.

     The undersigned registrants hereby undertake that:

     (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, AMR Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 25th day of November, 2003.

                                    AMR CORPORATION

                                    By /s/  Gary F. Kennedy
                                       -----------------------------------------
                                       GARY F. KENNEDY
                                       Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                       TITLE                                        DATE
             ---------                                       -----                                        ----
       /s/ Gerard J. Arpey                    President, Chief Executive Officer and                 November 25, 2003
-------------------------------------                          Director
            Gerard J. Arpey                       (Principal Executive Officer)

     /s/ Jeffrey C. Campbell                   Senior Vice President-Finance and Chief               November 25, 2003
-------------------------------------                     Financial Officer
          Jeffrey C. Campbell                 (Principal Financial and Accounting Officer)

                *
-------------------------------------
           Edward A. Brennan                                      Director

                *
-------------------------------------
            John W. Bachmann                                      Director

                *
-------------------------------------
             David L. Boren                                       Director

                *
-------------------------------------
           Armando M. Codina                                      Director

                *
-------------------------------------
             Earl G. Graves                                       Director

                *
-------------------------------------
        Ann McLaughlin Korologos                                  Director

                *
-------------------------------------
            Michael A. Miles                                      Director

                *
-------------------------------------
           Philip J. Purcell                                      Director

                *
-------------------------------------
             Joe M. Rodgers                                       Director

                *
-------------------------------------
             Judith Rodin                                         Director

                *
-------------------------------------
           Roger T. Staubach                                      Director

 *By: /s/ Gary F. Kennedy
-------------------------------------
             Gary F. Kennedy                                    Attorney-in-Fact                     November 25, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 25th day of November, 2003.

                                    AMERICAN AIRLINES, INC.

                                    By /s/  Gary F. Kennedy
                                       ----------------------------------------
                                       GARY F. KENNEDY
                                       Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                             DATE
              ---------                                  -----                             ----
    /s/ Gerard J. Arpey                 President, Chief Executive Officer and       November 25, 2003
------------------------------------                   Director
         Gerard J. Arpey                    (Principal Executive Officer)

    /s/ Jeffrey C. Campbell             Senior Vice President-Finance and Chief      November 25, 2003
------------------------------------               Financial Officer
         Jeffrey C. Campbell          (Principal Financial and Accounting Officer)

               *
------------------------------------
         Edward A. Brennan                             Director

               *
------------------------------------
         John W. Bachmann                              Director

               *
------------------------------------
          David L. Boren                               Director

               *
------------------------------------
         Armando M. Codina                             Director

               *
------------------------------------
          Earl G. Graves                               Director

               *
------------------------------------
       Ann McLaughlin Korologos                        Director

               *
------------------------------------
          Michael A. Miles                             Director

               *
------------------------------------
          Philip J. Purcell                            Director

               *
------------------------------------
            Joe M. Rodgers                               Director

               *
------------------------------------
             Judith Rodin                                Director

               *
------------------------------------
          Roger T. Staubach                              Director

By: /s/ Gary F. Kennedy
   ---------------------------------
            Gary F. Kennedy                            Attorney-in-Fact              November 25, 2003

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION OF DOCUMENT
-------                               -----------------------
  1.1             Form of Underwriting Agreement relating to Debt Securities of
                  AMR Corporation*

  1.2             Form of Distribution Agreement relating to Debt Securities of
                  AMR Corporation*

  1.3             Form of Underwriting Agreement relating to Common Stock of AMR
                  Corporation*

  1.4             Form of Underwriting Agreement relating to Preferred Stock of
                  AMR Corporation*

  1.5             Form of Underwriting Agreement relating to Warrants of AMR
                  Corporation*

  1.6             Form of Underwriting Agreement relating to Stock Purchase
                  Contracts of AMR Corporation*

  1.7             Form of Underwriting Agreement relating to Stock Purchase
                  Units of AMR Corporation*

  1.8             Form of Underwriting Agreement relating to Debt Securities of
                  American Airlines, Inc.*

  1.9             Form of Distribution Agreement relating to Debt Securities of
                  American Airlines, Inc.*

 1.10             Form of Underwriting Agreement relating to Debt Warrants of
                  American Airlines, Inc.*

 1.11             Form of Underwriting Agreement relating to Pass Through
                  Certificates of American Airlines, Inc.*

  3.1             Certificate of Incorporation of AMR Corporation, as amended
                  (filed as Exhibit 4(a) to AMR Corporation's Registration
                  Statement on Form S-4, File No. 33-55191, with amendments filed as Exhibit 3.1 to AMR Corporation's Quarterly Report on
                  Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference)

  3.2             By-Laws of AMR Corporation, amended as of April 24, 2003
                  (filed as Exhibit 3.2 to AMR Corporation's Quarterly Report on
                  Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference)

  4.1             Form of Indenture relating to Debt Securities of AMR
                  Corporation

  4.2             Form of Debt Security to be issued by AMR Corporation*

  4.3             Form of Guarantee of American Airlines, Inc. with respect to
                  Debt Securities of AMR Corporation

  4.4             Form of Deposit Agreement of AMR Corporation*

  4.5             Form of Deposit Receipt for Depositary Shares of AMR
                  Corporation*

  4.6             Form of Guarantee of American Airlines, Inc. with respect to
                  Depositary Shares of AMR Corporation*

  4.7             Form of Warrant Agreement of AMR Corporation*

  4.8             Form of Warrant to be issued by AMR Corporation*

  4.9             Form of Guarantee of American Airlines, Inc. with respect to
                  Warrants of AMR Corporation*

EXHIBIT
NUMBER                                DESCRIPTION OF DOCUMENT
-------                               -----------------------
 4.10             Form of Stock Purchase Contract to be issued by AMR
                  Corporation*

 4.11             Form of Guarantee of American Airlines, Inc. with respect to
                  Stock Purchase Contracts of AMR Corporation*

 4.12             Specimen of Common Stock Certificate (filed as Exhibit 4(c) to
                  AMR Corporation's Registration Statement on Form S-3, File No.
                  33-38393, and incorporated herein by reference)

 4.13             Form of Indenture relating to Debt Securities of American
                  Airlines, Inc.

 4.14             Form of Debt Security to be issued by American Airlines, Inc.*

 4.15             Form of Guarantee of AMR Corporation with respect to Debt
                  Securities of American Airlines, Inc.

 4.16             Form of Warrant Agreement of American Airlines, Inc.*

 4.17             Form of Debt Warrant to be issued by American Airlines, Inc.*

 4.18             Form of Guarantee of AMR Corporation with respect to Debt
                  Warrants of American Airlines, Inc.*

 4.19 Pass Through Trust Agreement, dated as of March 21, 2002, relating to Pass Through Trust Certificates of American
                  Airlines, Inc. (filed as Exhibit 4.3 to American Airlines,
                  Inc.'s Registration Statement on Form S-3, File No. 333-84292, and incorporated herein by reference)

 4.20             Form of Pass Through Trust Certificate to be issued by
                  American Airlines, Inc.*

 4.21 Instrument of Resignation, Appointment and Acceptance, dated as of June 30, 2003, between American Airlines, Inc., U.S.
                  Bank National Association (as successor-in-interest to State
                  Street) and U.S. Bank Trust National Association

  5.1             Opinion of Gary F. Kennedy, Senior Vice President and General
                  Counsel for AMR Corporation and American Airlines, Inc.

  5.2             Opinion of Debevoise & Plimpton, counsel for American
                  Airlines, Inc. and AMR Corporation, relating to Pass Through
                  Certificates

  5.3             Opinion of Shipman & Goodwin LLP, counsel for the Pass Through
                  Trustee, relating to Pass Through Certificates

  5.4             Opinion of Richards, Layton & Finger, P.A., counsel for the
                  Pass Through Trustee, relating to Pass Through Certificates

  8.1             Tax Opinion of Debevoise & Plimpton, counsel for American
                  Airlines, Inc. and AMR Corporation, relating to Pass Through
                  Certificates (included in Exhibit 5.2)

 12.1 Statement regarding computation of ratio of earnings to fixed charges for each year in the five-year period ended December
                  31, 2002 (filed as Exhibit 12 to AMR Corporation's Annual
                  Report on Form 10-K for the year ended December 31, 2002, and incorporated herein by reference)

EXHIBIT
NUMBER                                DESCRIPTION OF DOCUMENT
-------                               -----------------------
 12.2             Statement regarding computation of ratio of earnings to fixed charges for the nine months ended September 30, 2003 and 2002
                  (filed as Exhibit 12 to AMR Corporation's Quarterly Report on
                  Form 10-Q for the quarter ended September 30, 2003, and
                  incorporated herein by reference)

 12.3 Statement regarding computation of ratio of earnings to fixed charges for each year in the five-year period ended December
                  31, 2002 (filed as Exhibit 12 to American Airlines, Inc.'s
                  Annual Report on Form 10-K for the year ended December 31,
                  2002, and incorporated herein by reference)

 12.4 Statement regarding computation of ratio of earnings to fixed charges for the nine months ended September 30, 2003 and 2002
                  (filed as Exhibit 12 to American Airlines, Inc.'s Quarterly
                  Report on Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference)

 23.1             Consent of Ernst & Young LLP

 23.2             Consent of Gary F. Kennedy, Senior Vice President and General
                  Counsel for AMR Corporation and American Airlines, Inc.
                  (included in Exhibit 5.1)

 23.3             Consent of Debevoise & Plimpton, counsel for American
                  Airlines, Inc. and AMR Corporation (included in Exhibits 5.2 and 8.1)

 23.4             Consent of Shipman & Goodwin LLP, counsel for the Pass Through
                  Trustee (included in Exhibit 5.3)

 23.5             Consent of Richards, Layton & Finger, P.A., counsel for the
                  Pass Through Trustee (included in Exhibit 5.4)

 24.1             Powers of Attorney (AMR Corporation)

 24.2             Powers of Attorney (American Airlines, Inc.)

 25.1             Statement of Eligibility on Form T-1 of Wilmington Trust
                  Company, as Trustee under the Indenture for Debt Securities of AMR Corporation

 25.2             Statement of Eligibility on Form T-1 of Wilmington Trust
                  Company, as Trustee under the Indenture for Debt Securities of American Airlines, Inc.

 25.3             Statement of Eligibility on Form T-1 of U.S. Bank Trust
                  National Association, as Pass Through Trustee under the Pass
                  Through Trust Agreement

 26.1             Invitation for Competitive Bids*

------------------
* To be filed by amendment or as an exhibit to a report on Form 10-K, 10-Q or 8-K pursuant to Item 601 of Regulation S-K.